UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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☐	Soliciting Material Pursuant to §240.14a-12

ALAMO GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Alamo Group Inc.
1627 East Walnut Street
Seguin, Texas 78155

DEAR FELLOW STOCKHOLDERS:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Alamo Group Inc. The Annual Meeting will be held in a virtual-only format on Thursday, May 4, 2023, at 9:00 a.m. Central Daylight Time.
HOW TO ATTEND THE 2023 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
To attend the Annual Meeting you will need to visit www.virtualshareholdermeeting.com/ALG2023, and you will be required to enter the control number found on your proxy notice or proxy card you previously received. In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the internet. You will not receive a printed copy of the proxy materials, unless you specifically request such a copy. Instead, on or about March 31, 2023, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials and annual report on the internet. We believe the furnishing of these materials electronically is more efficient, reducing costs and environmental impacts. The Notice Regarding the Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials and how to request paper copies of materials if you wish. The Notice Regarding the Availability of Proxy Materials will also instruct you as to how you may submit your proxy vote on the internet. Our Proxy Statement and 2022 Annual Report to stockholders are available at the website referenced in the Notice Regarding Internet Availability of Proxy Materials and on our website at https://www.alamo-group.com/investor-relations/financial-reports/.
If you have difficulty accessing the Annual Meeting through the Annual Meeting Website, please call technical support at the telephone number on the login page for the Annual Meeting and a representative will be available to assist you. A list of stockholders entitled to vote at the Annual Meeting will be available during the entire time of the Annual Meeting at the Annual Meeting Website. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.
Stockholders of record as of the close of business on March 10, 2023, the record date for the Annual Meeting, will be afforded the same rights and opportunities to vote, ask questions, and participate as they would at an in-person meeting. Once you have entered the virtual Annual Meeting platform, you will be able to type and submit your questions by using the applicable field provided in the web portal before the polls close. You or your proxy holder may participate, vote, and ask questions at the virtual Annual Meeting subject to our Annual Meeting rules and procedures. We will post the Rules for Conduct for the Annual Meeting to our Investor Relations website at https://www.alamo-group.com/investor-relations/financial-reports/ no later than one week prior to the Annual Meeting date, and will also make them available during the Annual Meeting through the virtual meeting platform. During the Annual Meeting, the Company will receive questions that are pertinent to the Company and the official business of the Annual Meeting subject to time constraints. Only stockholders with a valid control number will be allowed to ask questions.
Stockholders are encouraged to login to the virtual Annual Meeting several minutes prior to the start time in order to leave enough time to confirm the connection is sufficient to access the virtual meeting site and to allow sufficient time to get familiar with the virtual meeting features. Technical support will also be available during the Annual Meeting. If any stockholder experiences technical difficulty, please call technical support at the telephone number available on the Annual Meeting Website and a representative will be available to assist.
Your vote is very important. Whether or not you expect to attend the virtual Annual Meeting and regardless of the number of shares you own, please promptly vote by telephone or over the internet or by completing, signing, dating and returning your proxy card, if you have requested that a paper copy of proxy materials be mailed to you. Even if you vote in advance, you are still entitled to attend the virtual Annual Meeting and vote at the meeting. If you vote at the meeting, that vote will have the effect of revoking any prior vote.

Thank you for your support.

Roderick R. Baty
Independent Chair of the Board of Directors
March 14, 2023

Alamo Group Inc. 1627 East Walnut Street Seguin, Texas 78155
Notice of Annual
Meeting of Stockholders

TO THE STOCKHOLDERS OF ALAMO GROUP INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alamo Group Inc. (the “Company”) will be held in a virtual-only format on Thursday, May 4, 2023, at 9:00 a.m. Central Daylight Time, for the following purposes:

WHO Stockholders of record at the close of business on March 10, 2023
VOTING MATTERS
WHEN May 4, 2023 at 9:00 a.m. Central Daylight Time	1	To elect the eight (8) directors named in the proxy materials to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

	2	To approve the compensation of the Company's named executive officers ("NEOs") on an advisory basis (the "say-on-pay proposal");

WHERE Virtual-only format
	3	To approve the frequency of holding the advisory vote concerning compensation of the Company's NEOs on an advisory basis (the "frequency proposal");

	4	To ratify the Audit Committee’s appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2023; and

VIRTUAL MEETING URL ACCESS www.virtualshareholder meeting.com/ALG2023
	5	To transact such other business as may properly come before the meeting or any adjournment thereof.

In accordance with the Bylaws of the Company, the Board of Directors fixed the record date for the meeting as March 10, 2023. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.
Stockholders who do not expect to attend the virtual Annual Meeting are urged to vote by telephone or over the internet or by completing, signing, dating and returning the proxy card enclosed in the proxy materials, if you have requested that paper proxy materials be mailed to you.

A complete list of stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten business days prior to the meeting, commencing April 19, 2023, at the Company's office at 1627 East Walnut Street, Seguin, Texas 78155.
By Order of the Board of Directors,
Edward T. Rizzuti
Secretary

Dated: March 14, 2023

Table of Contents

PROXY SUMMARY	1
GENERAL INFORMATION	5
Voting and Proxies	5
Votes Required to Approve a Proposal	6
Beneficial Ownership of Our Common Stock	7
PROPOSAL 1 - ELECTION OF DIRECTORS	10
Nominees for Election to the Board of Directors	11
Information Concerning Directors	17
CORPORATE GOVERNANCE	19
Board Committees, Meetings and Charters	19
Board Leadership Structure	20
The Board's Role in Strategic and Risk Oversight	21
Board Oversight of ESG Matters	22
Code of Business Conduct and Ethics	22
Stock Ownership Guidelines	22
Prohibition on Hedging and Pledging	23
Sustainability and Environmental and Social Governance	24
Other Corporate Governance Information	25
Certain Relationships and Related Transactions	25
Compensation Committee Interlocks and Insider Participation	26
Report of the Audit Committee	27
EXECUTIVE COMPENSATION	28
Compensation Discussion and Analysis	28

Introduction	28
2022 Company Performance	28
Executive Compensation Philosophy and Objectives	29
Compensation and Governance Practices	30
Compensation Committee Responsibilities and Consultant Independence	30
Market Alignment of Executive Compensation	31
Role of the CEO and the Compensation Committee in Compensation Decisions	31
Components of Executive Compensation	32
Other Compensation Elements	39
Compensation Committee Report	41
2022 Summary Compensation Table	42
Potential Payments Upon Termination or Change in Control	46
CEO Pay Ratio Disclosure	49
Pay Versus Performance	50
Director Compensation During 2022	54
PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION	55
PROPOSAL 3 - ADVISORY VOTE ON FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	57
PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	59
APPENDIX I	63

Proxy Summary

This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you may wish to consider prior to voting. Please review the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) for more detailed information.
HOW TO VOTE

By Internet Go to www.proxyvote.com for voting instructions or scan the QR code on your Notice Regarding the Availability of Proxy Materials or proxy card with your smartphone.
By Telephone You may call 1-800-690-6903 on a touch-tone telephone and follow the instructions provided by the recorded message to vote your shares by telephone.

By Mail
You may promptly mail your completed and executed proxy card in the postage-paid envelope, which is included with your proxy materials if you requested to receive paper copies of our proxy materials.

By Virtual Meeting www.virtualshareholdermeeting.com/ALG2023
VOTING RECOMMENDATIONS

Proposals		Recommendation

PROPOSAL 1	The election of the eight (8) directors named in the proxy materials to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified	"FOR"
PROPOSAL 2	The approval of the compensation of the Company’s named executive officers (“NEOs”) on an advisory basis	"FOR"
PROPOSAL 3	The approval, on an advisory basis, of annually as the frequency with which to hold an advisory vote concerning the compensation of our NEOs	"FOR"
PROPOSAL 4	The ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023	"FOR"

Alamo Group Inc.	1	Proxy Statement

PROXY SUMMARY
BOARD OF DIRECTORS NOMINEES
Each member of our Board of Directors is elected annually. You are being asked to vote on the election of these eight nominees, all of whom currently serve as directors.

	Age	Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Roderick R. Baty (Independent Board Chair)	69	2011	✓
Robert P. Bauer	64	2015	✓	■	■	■
Eric P. Etchart	66	2015	✓		■	■
Nina C. Grooms	54	2021	✓	■		■
Tracy C. Jokinen	54	2016	✓	■	■
Jeffery A. Leonard (CEO)	63	2021
Richard W. Parod	69	2017	✓	■	■	■
Lorie L. Tekorius	55	2019	✓	■		■
■ Chairperson ■ Member
DIVERSITY OF BOARD

Tenure	Independence	Gender	Ethnicity

Alamo Group Inc.	2	Proxy Statement

PROXY SUMMARY
DIRECTOR QUALIFICATIONS AND SKILLS
Our Board possesses a broad range of qualifications and skills that facilitate strong oversight of the Company's management and strategic development. The following matrix identifies the primary skills that the Nominating/Corporate Governance Committee and the Board considered in connection with the nomination of the eight incumbent directors. While unmarked items in the table below may indicate only cursory knowledge relating to a given category, the marked items indicate strong expertise or experience in the applicable category or categories.

Experience/Qualifications	Baty	Bauer	Etchart	Grooms	Jokinen	Leonard	Parod	Tekorius

Current/Former Public Company CEO Experience	■	■				■	■	■
Financial Expertise	■	■	■	■	■	■	■	■
Organizational Development & Succession Planning	■	■	■		■		■	■
Company End-Markets/Distribution Channels	■		■	■	■	■	■	■
International Experience	■	■	■	■	■	■	■	■
Strategic Planning & Execution	■	■	■	■	■	■	■	■
Corporate Governance	■	■	■		■	■	■	■
Technology Development/Technical Product Development		■		■
IT and Cybersecurity		■		■	■		■
Capital Goods Manufacturing/Supply Chain		■	■	■		■	■	■
Mergers & Acquisitions	■	■	■	■	■	■	■	■

Alamo Group Inc.	3	Proxy Statement

PROXY SUMMARY
2022 FINANCIAL PERFORMANCE

Net Sales of $1.5 billion	Fully Diluted EPS of $8.54	EBITDA of $196 million*
Annual Increase of 13%	Annual Increase of 27%	Annual Increase of 21%
Record Annual Net Sales	Record EPS	Record EBITDA
*EBITDA is a non-GAAP financial measure defined for this purpose as income from operations plus depreciation and amortization. For more information relating to this measure, including a reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, refer to "Non-GAAP Financial Measures Reconciliation" in Appendix I hereto.
EXECUTIVE COMPENSATION
Our Board of Directors recommends that you vote “For” our advisory proposal on executive compensation. The non-binding advisory vote gives our stockholders the opportunity to approve the compensation paid to individuals identified as named executive officers (the "NEOs") in this Proxy Statement. The Compensation Committee of our Board (the "Compensation Committee") designed our compensation program to align the actions of our NEOs with the long-term interests of our stockholders based on the overall philosophy to pay executives for their performance. Our executive compensation program ties incentive compensation to the achievement of both annual and long-term (three-year) financial performance goals of our Company. The annual incentive awards are tied to annual financial and other performance goals and are paid in cash, while the three-year incentive awards are tied to three-year financial goals and are made in the form of performance share units ("PSUs").
2022 Compensation Highlights
Our annual cash incentive plan for all of our NEOs is comprised of an objective component and a subjective component. Actual payouts under the objective component of our annual cash incentive plan can range from 0% to 200% of the target incentive opportunity depending upon performance. Actual payouts under the subjective component of our annual cash incentive plan can range from 0% to 150% of the target incentive opportunity depending upon individual performance. For Mr. Leonard, Company adjusted pre-tax income, working capital, and organic growth were used as the objective financial performance measures for determining 2022 incentive payouts. For our other NEOs who hold Company-wide positions, adjusted pre-tax income was used as the objective financial performance measure for determining 2022 incentive payouts. For our Division leaders (Messrs. Haberman and Raborn), Company adjusted pre-tax income, Division earnings before interest and taxes ("EBIT"), and Division organic revenue growth were used as the objective financial performance measures for determining 2022 objective incentive payouts. Our adjusted pre-tax income exceeded the target set by our Compensation Committee, resulting in a payout of 114% of target for our NEOs for that portion of our plan. We began providing performance-based equity compensation in 2020 under PSUs that were issued to our NEOs in 2020 covering the three year period from January 1, 2020 to December 31, 2022. No shares will be issued to our NEOs in 2023 as a result of the PSUs issued in 2020 that covered the three-year performance period ending December 31, 2022 because the threshold performance goals for issuance were not met. Please refer to the "Compensation Discussion and Analysis" section of this Proxy Statement for more details regarding the 2022 compensation outcomes for our NEOs.

Alamo Group Inc.	4	Proxy Statement

Alamo Group Inc. 1627 East Walnut Street Seguin, Texas 78155
General Information

These materials are provided to you because the Board of Directors (the “Board of Directors” or the “Board”) of Alamo Group Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”), is soliciting your proxy to be voted at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 4, 2023, and at any meeting scheduled as a result of any adjournments thereof.  The meeting will be held in a virtual-only format at 9:00 a.m. central daylight time. To attend the Annual Meeting you will need to visit www.virtualshareholdermeeting.com/ALG2023, and you will be required to enter the control number found on the notice or proxy card you previously received. Pursuant to rules approved by the SEC, we are electronically disseminating Annual Meeting materials instead of mailing printed copies of the materials to each of our stockholders. Accordingly, our Notice Regarding Internet Availability of Proxy Materials is being mailed to stockholders on or about March 31, 2023. The Notice Regarding Internet Availability of Proxy Materials includes instructions on how to access Annual Meeting materials via the internet and how to vote. The notice will also provide instructions on how to obtain paper copies of proxy materials, if preferred. Our Proxy Statement and 2022 Annual Report to stockholders are available at the website referenced in the Notice Regarding Internet Availability of Proxy Materials and on our website at https://www.alamo-group.com/investor-relations/financial-reports/.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 4, 2023:  Our Proxy Statement and our Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2022, are available free of charge on our website at: https://www.alamo-group.com/investor-relations/financial-reports/

VOTING AND PROXIES
Only holders of record of common stock, par value $.10 per share (“Common Stock”), of the Company at the close of business on March 10, 2023 (the “Record Date”) shall be entitled to vote at the meeting. There were 20,000,000 authorized shares of Common Stock and 11,978,987 shares of Common Stock outstanding on the Record Date. Each share of Common Stock is entitled to one vote. Any stockholder giving a proxy has the power to revoke the same at any time prior to its use by giving notice in person or in writing to the Secretary of the Company. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the 2023 Annual Meeting of Stockholders and any adjournment thereof. If you have requested paper copies of the annual materials and receive a proxy card, please note that by signing and returning the enclosed proxy card, you authorize the persons named as proxies on the proxy card to represent you and vote your shares at the meeting. If you are not present at the meeting, your shares can be voted only when represented by a proxy either pursuant to the proxy card or otherwise. You may indicate a vote on the proxy card in connection with any of the listed proposals, and your shares will be voted accordingly. If you indicate a preference to abstain from voting, no vote will be cast.

Alamo Group Inc.	5	Proxy Statement

GENERAL INFORMATION
VOTES REQUIRED TO APPROVE A PROPOSAL
Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed by the Company for the meeting. A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be included in determining the presence of a quorum at the Annual Meeting. Where a stockholder’s proxy or ballot is properly executed and returned but does not provide voting instructions, the shares of such stockholder will nevertheless be counted as being present at the Annual Meeting for the purpose of determining a quorum.
“Broker non-votes” occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the stockholder’s behalf.
Each director will be elected by a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. Abstentions and "broker non-votes" are not considered to be votes cast with respect to the election of directors. Under Delaware law, if the director is not elected at the Annual Meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Company’s Bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by stockholders and the Board accepts the resignation. If a director is not elected, the Nominating/Corporate Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision, within 90 days after the election results are certified.
Approval of the say-on-pay proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is not permitted to vote your shares with respect to the say-on-pay proposal if your broker does not receive voting instructions from you. Abstentions are entitled to vote on this proposal and therefore will have the same effect as a negative vote on this proposal. Broker non-votes will have no impact on the proposal since they are not considered shares entitled to vote on the proposal.
The frequency proposal is a non-binding vote as to how often the say-on-pay proposal should occur. You may vote for every year, every two years, or every three years, or you may abstain. The choice among the three choices included in the resolution that receives the highest number of votes will be deemed the choice of the stockholders. Because your vote is advisory, it will not be binding on the Board or the Company. The Board will, however, review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation. Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is not permitted to vote your shares with respect to the frequency proposal if your broker does not receive voting instructions from you. Abstentions and broker non-votes will not affect the vote on this proposal.
The ratification of KPMG LLP’s appointment as the Company’s independent auditor requires the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are present and entitled to vote and will thus have the same effect as a negative vote on the proposal to approve and ratify the appointment of KPMG LLP.

Alamo Group Inc.	6	Proxy Statement

GENERAL INFORMATION
BENEFICIAL OWNERSHIP OF OUR COMMON STOCK
Listed in the following table are the only beneficial owners of more than five percent of the Company's outstanding Common Stock that the Company is aware of as of February 17, 2023. In addition, this table includes the outstanding voting securities beneficially owned by the Company’s directors, by its executive officers that are listed in the Summary Compensation Table, and by its directors and executive officers as a group as of February 17, 2023. Unless indicated otherwise below, the address of each person named on the table below is: c/o Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

Alamo Group Inc.	7	Proxy Statement

GENERAL INFORMATION

Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership ($)(1)		Percent of Class(2)

Henry Crown and Company c/o Brian Gilbert Gould & Ratner LLP 222 N. LaSalle Street, Suite 800 Chicago, IL 60601	1,700,000	(3)	14.20
BlackRock Inc. 55 East 52nd Street New York, NY 10055	1,632,271	(4)	13.63
T. Rowe Price Associates, Inc. 101 E. Pratt Street Baltimore, MD 21202	701,142	(5)	5.86
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	689,683	(6)	5.76
Victory Capital Management Inc. 4900 Tiedeman Rd, 4th Floor Brooklyn, OH 44144	685,079	(7)	5.72
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	616,358	(8)	5.15
Ronald A. Robinson	132,778	(10)	1.11
Roderick R. Baty	21,701	(10)	*
Eric P. Etchart	9,256	(10)	*
Robert P. Bauer	9,549	(10)	*
Richard W. Parod	6,817	(10)	*
Tracy C. Jokinen	6,237	(10)	*
Lorie L. Tekorius	3,057	(10)	*
Nina C. Grooms	1,342	(10)	*
Jeffery A. Leonard	25,004	(9)(11)	*
Richard J. Wehrle	28,344	(9)(11)	*
Edward T. Rizzuti	8,992	(9)(11)	*
Richard H. Raborn	8,710	(9)(11)	*
Michael A. Haberman	17,754	(9)(11)	*
All Directors and Executive Officers (16 Persons)	291,915	(9)(11)	2.44
*Less than 1% of class.
1.In each case, the beneficial owner has sole voting and investment power, except as otherwise provided herein.
2.The calculation of percent of class is based on the number of shares of Common Stock outstanding as of February 17, 2023, being 11,971,477 shares.
3.Based on Schedule 13D/A, dated December 21, 2012, Bgear Investors LLC, a Delaware limited liability company, and Henry Crown and Company, an Illinois limited liability partnership, had shared voting and dispositive power over 1,361,700 shares, and Henry Crown and Company, a Delaware corporation, had sole voting and dispositive power over 338,300 shares as of December 31, 2012.

Alamo Group Inc.	8	Proxy Statement

GENERAL INFORMATION
4.Based on Schedule 13G/A, dated January 26, 2023, by which BlackRock, Inc. reported that as of December 31, 2022, it had sole voting power over 1,618,401 shares and had shared voting power over none of the shares and sole dispositive power over 1,632,271 shares. BlackRock, Inc. reported beneficial ownership of the 1,632,271 shares as of December 31, 2022.
5.Based on Schedule 13G/A, dated February 14, 2023, by which T. Rowe Price Associates, Inc. reported that as of December 31, 2022, it had sole voting power over 213,184 shares, had shared voting power over none of the shares, and had sole dispositive power over 701,142 shares. T. Rowe Price Associates, Inc. reported beneficial ownership in 701,142 shares as of December 31, 2022.
6.Based on Schedule 13G, dated February 9, 2023, by which The Vanguard Group reported that as of December 31, 2022, it had sole voting power over zero shares, had shared voting power over 16,149 shares and had sole dispositive power over 664,200 shares. The Vanguard Group reported beneficial ownership in 689,683 shares as of December 31, 2022.
7.Based on Schedule 13G/A, dated January 31, 2023, by which Victory Capital Management Inc. reported that as of December 31, 2022, it had sole voting power over 681,049 shares, had shared voting power over none of the shares, and had sole dispositive power over 685,079 shares. Victory Capital Management Inc. reported beneficial ownership in 685,079 shares as of December 31, 2022.
8.Based on Schedule 13G/A, dated February 10, 2023, by which Dimensional Fund Advisors LP reported that as of December 31, 2022, it had sole voting power over 601,933 shares, had shared voting power over none of the shares, and had sole dispositive power over 616,358 shares. Dimensional Fund Advisors LP reported beneficial ownership in 616,358 shares as of December 31, 2022.
9.Includes: unvested restricted stock awards that have power to vote and receive dividends as follows: 8,821 shares for Mr. Leonard; 3,266 shares for Mr. Wehrle; 2,759 shares for Mr. Rizzuti; 3,229 shares for Mr. Raborn; 2,382 shares for Mr. Haberman; and 4,762 shares for other executive officers.
10.Includes: unvested restricted stock awards that have power to vote and receive dividends as follows: 2,122 shares for Mr. Robinson; 2,043 shares each for Mr. Baty, Mr. Etchart, Mr. Bauer, Mr. Parod and Ms. Jokinen; 1,908 shares for Ms. Tekorius; and 1,247 shares for Ms. Grooms.
11.Includes: shares available for exercise under various stock options as follows: 1,000 shares for Mr. Leonard; 2,500 shares for Mr. Wehrle; 4,100 shares for Mr. Rizzuti; zero shares for Mr. Raborn; 1,700 shares for Mr. Haberman; and 2,050 shares for other executive officers.

Alamo Group Inc.	9	Proxy Statement

PROPOSAL ONE
Election of Directors

The Bylaws of the Company provide that the number of directors which shall constitute the whole Board of Directors shall be fixed and determined from time to time by resolution adopted by the Board of Directors. As of the date of this Proxy Statement, the Board of Directors is comprised of nine (9) directors. Effective on commencement of the Annual Meeting on May 4, 2023 the number of directors constituting the whole Board of Directors shall be reduced from nine (9) to eight (8).

Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until a successor is elected and qualified.
Unless otherwise instructed, shares represented by properly executed proxies in the accompanying form will be voted for the individuals nominated by the Board of Directors set forth below. Although the Board of Directors anticipates that the listed nominees will be able to serve, if at the time of the meeting any such nominee is unable or unwilling to serve, such shares may be voted at the discretion of the proxy holders for a substitute nominee. The Nominating/Corporate Governance Committee of the Board of Directors recommended the individuals listed below to the Board of Directors and the Board of Directors nominated them. Certain information concerning such nominees, including all positions with the Company and principal occupations during the last five years, is set forth below.
We have provided below information about our nominees, all of whom are incumbent directors, including their ages, years of service as directors, and business experience. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led the Board to conclude that he/she should serve as one of our directors in light of our business and structure. All of our nominees bring to our Board extensive management and leadership experience gained through their service as executives and, in several cases, chief executive officers, chief operating officers or chief financial officers of diverse businesses. In these executive roles, they have taken hands-on, day-to-day responsibility for strategy and operations, including management of capital, risk and business cycles. In addition, several nominees bring private and public company board experience with either significant experience on other boards or long service on our Board. This broadens their knowledge of board policies and processes, rules and regulations, issues and solutions.

Alamo Group Inc.	10	Proxy Statement

PROPOSAL ONE
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Roderick R. Baty | Age: 69 | Director Since: 2011 | Position: Independent Chair of the Board

Roderick R. Baty has been a director of the Company since August 2011 and was appointed Independent Board Chair on May 3, 2018. Mr. Baty served as Board Chair and Chief Executive Officer of NN, Inc. from May 2001 until his retirement in May 2013. NN, Inc. is a publicly owned global manufacturer of industrial rubber and plastic products and precision metal components serving a variety of markets, including the automotive industry, original equipment manufacturers, HVAC, heavy equipment and many other industrial end markets. Mr. Baty joined NN, Inc. in 1995 as Vice President of Sales and Marketing/Chief Financial Officer and was elected to the Board of Directors. In 1997, he was named President and Chief Executive Officer, and was elected Chair of the Board in 2001. Prior to joining NN, Inc., Mr. Baty served as President and Chief Operating Officer of Hoover Precision Products from 1990 to 1995. Hoover Precision Products is a North American specialist manufacturer of precision balls serving various industries, including automotive, aerospace, anti-friction bearings, pumps, medical, pen, and furniture applications.

Mr. Baty brings to the Board senior executive leadership experience in the areas of public company governance, operational, financial and strategic management within industrial and international manufacturing companies.

Robert P. Bauer | Age: 64 | Director Since: 2015 | Position: Independent Director

Robert P. Bauer has been a director of the Company since August 2015. Mr. Bauer served as President and Chief Executive Officer and as a director of the L.B. Foster Company ("L.B. Foster"), a manufacturer, fabricator and distributor of products and services for transportation and energy infrastructure, from 2012 until his retirement in 2021. L.B. Foster specializes in infrastructure solutions for freight and transit rail systems; construction products for highway bridges and ports; tubular products and services for pipeline applications; and precision metering solutions for energy pipelines. Mr. Bauer served as President of Emerson Climate Technologies, Refrigeration Division, a business segment of Emerson Electric Co., a diversified global manufacturing and technology company, ("Emerson") from June 2011 to February 2012. He also served as President of Emerson Network Power, Liebert Division, from January 2002 through May 2011. Mr. Bauer spent 18 years with Emerson in various senior management positions, and became a Group Vice President, Emerson in 2004. Prior to Emerson, he held management positions with Rockwell Automation and Westinghouse Electric.

Mr. Bauer brings to the Board many years of experience in the global manufacturing environment, with valuable and extensive knowledge concerning global product marketing, new product development, strategic planning, corporate governance, and mergers and acquisitions.

Alamo Group Inc.	11	Proxy Statement

PROPOSAL ONE

Eric P. Etchart | Age: 66 | Director Since: 2015 | Position: Independent Director

Eric P. Etchart has been a director of the Company since August 2015. From 2007 until his retirement in January 2016, Mr. Etchart served as Senior Vice President for the Manitowoc Company, Inc., a global manufacturer of cranes and food service equipment serving both residential and non-residential markets as well as infrastructure and power industries. Mr. Etchart was the President of the Manitowoc Crane Group from 2007 until 2015 and Senior Vice President of Business Development from 2015 until his retirement. Prior to joining Manitowoc, Mr. Etchart held various management positions for Potain S.A., a global manufacturer of tower cranes, until it was acquired by Manitowoc in 2001. In 2022, Mr. Etchart demonstrated his commitment to outstanding modern leadership and ESG excellence by successfully completing the required coursework, and passing a comprehensive examination, to obtain a Diligent Climate Leadership Certification, presented by the Diligent Institute. The coursework and examination were focused on climate risk and related business strategy, the board's related fiduciary obligations, climate-related government regulations, reporting and disclosure requirements, and investor engagement. Mr. Etchart is also a National Association of Corporate Directors (NACD) fellow.

Mr. Etchart brings to the Board over thirty years of global manufacturing experience, extensive knowledge of and expertise in finance and marketing, ESG proficiency, and is a French national with over twenty years of management experience outside the U.S., which provides the Company with a meaningful international perspective on global markets.

Alamo Group Inc.	12	Proxy Statement

PROPOSAL ONE

Nina C. Grooms | Age: 54 | Director Since: 2021 | Position: Independent Director

Nina C. Grooms has been a director of the Company since December 2021. Ms. Grooms is currently Chief Executive Officer of Oralucent, an oral care company that seeks to revolutionize oral care, and that holds several patents related to blue light technology for toothbrushes. Ms. Grooms became Chief Executive Officer of Oralucent in August 2022. Prior to joining Oralucent, Ms. Grooms was Chief Product Officer of May Mobility in Ann Arbor, Michigan. May Mobility is a leader in autonomous vehicle technology with a mission to transform communities through the development and deployment of safe and accessible autonomous vehicles. Ms. Grooms joined May Mobility in 2020. Prior to joining May Mobility, Ms. Grooms served in various management roles with Ford Motor Company, most recently as Chief Product Owner for Ford's Autonomous Vehicle Software Solutions Group. Prior to her service with Ford, Ms. Grooms held various managerial positions with the General Electric Company from 2012 to 2017, including as Vice President, Global Customer & Services Marketing, IoT Software at GE Digital. Ms. Grooms holds a degree in Mechanical Engineering from the University of California, Berkeley, and an MBA from Harvard University.

Ms. Grooms brings extensive experience in many areas relevant to the Company, including sales and marketing, IoT, electric and autonomous vehicles, new product development, and strategic planning.

Alamo Group Inc.	13	Proxy Statement

PROPOSAL ONE

Tracy C. Jokinen | Age: 54 | Director Since: 2016 | Position: Independent Director

Tracy C. Jokinen has been a director of the Company since August 2016. From March 2020 until her retirement in January 2022, she was the Executive Vice-President and Chief Financial Officer of Vyaire Medical, a global respiratory care company. Before joining Vyaire, Ms. Jokinen was the Executive Vice President and Chief Financial Officer of Acelity L.P. Inc. ("Acelity"), a leading global medical technology company, from June 2017 until October 2019 when Acelity was acquired by the 3M Company. Before joining Acelity in June of 2017, Ms. Jokinen served as the Chief Financial Officer of G&K Services, Inc. (“G&K”), a service-focused provider of branded uniform and facility services programs, from 2014 to 2017. Prior to her service as Chief Financial Officer of G&K, Ms. Jokinen spent 22 years with Valspar Corporation (“Valspar”), a global manufacturer of paints and coatings, in various positions of increasing responsibility. Most recently, she served as Valspar’s Vice President, Corporate Finance, where she led Valspar’s tax, treasury, investor relations, internal audit, operations, finance, and corporate accounting functions. Her previous positions at Valspar included Vice President, Finance & Strategy, and Vice President, Corporate Controller and Chief Accounting Officer.

Ms. Jokinen's extensive and varied management experience, a significant portion of which was within the manufacturing sector, provides the Company with meaningful financial and accounting expertise and mergers and acquisitions and related integration experience, as well as useful problem solving skills relevant to a large multinational manufacturing company.

Alamo Group Inc.	14	Proxy Statement

PROPOSAL ONE

Jeffery A. Leonard | Age: 63 | Director Since: 2021 | Position: President & CEO

Jeffery A. Leonard has been President and Chief Executive Officer of the Company since May 31, 2021, and a director of the Company since June 1, 2021. Mr. Leonard joined the Company in 2011, and previously served as Executive Vice President of the Company's former Industrial Division. Prior to joining the Company, from 1997 to 2011 Mr. Leonard served in various management roles with Metso Minerals Industries Inc. ("Metso"), a subsidiary of Metso Corporation of Helsinki, Finland, a supplier of technology and services for mining, construction, power generation, automation, recycling and the pulp and paper industries. Metso Corporation was created through the merger of Valmet Corporation and Rauma Corporation in 1999. Valmet was a paper and board machine supplier, while Rauma's operations were focused on fiber technology, rock crushing and flow control solutions. Most recently, Mr. Leonard served as Senior Vice President, Comminution Business Unit & Global Manufacturing for Metso. His prior positions at Metso included Senior Vice President, Comminution Business Unit; President, Grinding & Process Equipment Product Lines; and President, Grinding Division.

Mr. Leonard brings decades of management experience in the manufacturing sector to the Board. Mr. Leonard also brings direct knowledge and understanding of the Company's operations from serving as an Executive Vice President with the Company for many years prior to becoming President and Chief Executive Officer. Mr. Leonard brings expertise in manufacturing operations, strategic planning, sales and marketing, corporate governance, corporate finance, and mergers and acquisitions to the Board.

Richard W. Parod | Age: 69 | Director Since: 2017 | Position: Independent Director

Richard W. Parod has been a director of the Company since December 2017. Mr. Parod is currently Chief Executive Officer of AdeptAg, a private company serving the controlled environment agriculture market. Mr. Parod was the President and Chief Executive Officer and a director of the Lindsay Corporation ("Lindsay") from April 2000 until December of 2017. Lindsay is a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology. Prior to Lindsay, Mr. Parod served as the Vice President and General Manager of the Toro Company's Irrigation Division from 1997 to 2000. Toro is a leading worldwide provider of outdoor turf, landscape, underground utility construction, irrigation and related equipment.

In his role as President and CEO with Lindsay, Mr. Parod gained valuable executive leadership experience and he brings meaningful expertise in many areas relevant to the Company, including strategic planning, manufacturing operations, product development, sales and marketing, accounting and public company governance.

Alamo Group Inc.	15	Proxy Statement

PROPOSAL ONE

Lorie L. Tekorius | Age: 55 | Director Since: 2019 | Position: Independent Director

Lorie L. Tekorius has been a director of the Company since December 2019. Ms. Tekorius is the President and Chief Executive Officer of The Greenbrier Companies, Inc. ("Greenbrier"), a position she assumed on March 1, 2022. Ms. Tekorius is also a director of Greenbrier. Greenbrier is a leading designer, manufacturer and marketer of freight railcar equipment in North America, Europe and South America. Ms. Tekorius has served in various management positions for Greenbrier since 1995, most recently as President and Chief Operating Officer and, prior to that, as Executive Vice President and Chief Financial Officer.
Ms. Tekorius provides the Company with highly relevant experience in finance, accounting, public company governance, strategic planning, and global manufacturing operations.

Alamo Group Inc.	16	Proxy Statement

PROPOSAL ONE
The Board has delegated some of its authority to three Committees of the Board of Directors. These are the Audit Committee, Nominating/Corporate Governance Committee, and Compensation Committee. All three Committees have published charters on the Company’s website at https://www.alamo-group.com/our-company/corporate-governance/. The following table shows the current membership of each Committee of the Board (all members of which are independent) and the number of meetings held by each Committee during 2022:

	Compensation Committee	Audit Committee	Nominating/Corporate Governance Committee

Robert P. Bauer	■	■	■
Eric P. Etchart	■		■
Nina C. Grooms		■	■
Tracy C. Jokinen	■	■
Richard W. Parod	■	■	■
Lorie L. Tekorius		■	■
Number of Fiscal 2022 Meetings	4	4	3
■ Chair ■ Member
INFORMATION CONCERNING DIRECTORS
None of the nominees for director or the executive officers of the Company has a familial relationship with any of the other executive officers or other nominees for director. In accordance with our Corporate Governance Guidelines, no director may serve on more than three public company boards of directors (including the Company's Board). Mr. Etchart has served as director of Graco Inc. since 2010 and is a member of the Audit and Governance Committees of Graco. Mr. Etchart has also served as a director of the WD-40 Company since December of 2016 where he is currently the Chair of the Corporate Governance Committee and a member of the Finance Committee. Ms. Jokinen has served as a director of Array Technologies, Inc. since November 8, 2022 where she is currently a member of the Audit Committee. Ms. Tekorius has served as a director of The Greenbrier Companies, Inc. since March 30, 2022. Mr. Parod has served as a director of Dragon Energy Holdings Corp. since October 7, 2022 where he is currently a member of the Audit and Compensation Committees. Mr. Parod had been serving as a director of Raven Industries, Inc., until the company was acquired by CNH Industrial N.V. in November of 2021. Mr. Bauer had been serving as a director and the President and Chief Executive Officer of L.B. Foster until his retirement in July of 2021. Except as disclosed above, none of the directors or nominees is a director or has been a director over the past five years of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or of any company registered under the Investment Company Act of 1940, as amended.
Non-management directors may meet in executive session, without the Chief Executive Officer, at any time, and there are regularly scheduled non-management executive sessions at each meeting of the Board of Directors and Committees thereof. The Independent Chair of the Board and the Chair of each Committee preside over their respective executive sessions.

Alamo Group Inc.	17	Proxy Statement

PROPOSAL ONE
In determining independence, each year the Board affirmatively determines whether each director has any “material relationships” with the Company other than as a director. When assessing the “materiality” of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions.
The Board of Directors has determined that all of its current directors except Mr. Leonard, the Company's President and CEO, and Mr. Robinson, the Company's former CEO and a current director, have no material relationships with the Company or its auditors and are independent within the meaning of the New York Stock Exchange (“NYSE”) listing standards on director independence and the director independence standards established under the Company’s Corporate Governance Guidelines, which are available at https://www.alamo-group.com/our-company/corporate-governance/.
If you and other interested parties wish to communicate with the Board of Directors of the Company, you may send correspondence to the Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155. The Secretary will submit your correspondence to the Board or to the appropriate Committee or Board member, as applicable. The Board’s policy regarding stockholder communication with the Board of Directors is available at https://www.alamo-group.com/our-company/corporate-governance/.
Stockholders and other interested parties may communicate with non-management directors of the Board by sending their correspondence to the Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.
Vote required. Each director will be elected by a majority of the votes cast with respect to such director. All proxies will be voted “FOR” these nominees unless a contrary choice is indicated. Shares voting “abstain” on any nominee for director will be excluded from the vote and will have no effect on the election of directors. Broker non-votes will also be excluded from the vote and will have no effect on the election of directors.

"FOR"	THE BOARD OF DIRECTORS HAS APPROVED THE SLATE OF DIRECTORS AND RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL EIGHT NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" EACH NOMINEE UNLESS OTHERWISE INSTRUCTED.

Alamo Group Inc.	18	Proxy Statement

Corporate Governance

BOARD COMMITTEE ROLES AND RESPONSIBILITIES
Set forth below is an overview of the roles and responsibilities of each Committee of the Board:

Compensation Committee	Audit Committee	Nominating/Corporate Governance Committee

■Review and approve, at least annually, the goals and objectives relevant to CEO compensation and the structure of the Company’s plans for executive compensation, incentive compensation, equity-based compensation and its general compensation, and employee benefit plans, and make recommendations to the Board;
■Evaluate annual performance of the CEO in light of the goals of the Company’s executive compensation plans, and recommend his or her compensation based on this evaluation;
■In consultation with the CEO, review, evaluate and recommend to the Board the compensation of all executive officers and key managers;
■Evaluate and recommend to the Board compensation of directors for Board and Committee service;
■Review and recommend to the Board any severance agreement made with the CEO;
■Review and recommend to the Board the amount and terms of all individual equity awards, including stock options, restricted stock or performance based equity awards;
■Review executive officer and director compliance with stock ownership requirements; and
■Approve and issue the annual report on executive compensation required by the SEC for inclusion in the Company's Proxy Statement

■Appoint, approve compensation, and oversee the work of the independent auditor;
■Review at least annually a report by the independent auditor describing the firm’s internal control procedures and any material issues raised by the most recent internal control review;
■Preapprove all audit services and associated fees by the independent auditors;
■Preapprove all permissible non-audit services to be provided by the independent auditor;
■Review the independence of the independent auditor;
■Review the scope of audit and resolve any difficulties or disagreements with management encountered during the audit or any interim periods;
■Review and discuss with management and the independent auditor the annual audit and quarterly financial statements of the Company;
■Recommend to the Board whether financial statements should be included in the Annual Report on Form 10-K and quarterly reports;
■Review the adequacy and effectiveness of the Company's internal controls;
■Periodically review and evaluate the Company's policies and programs for identifying cybersecurity risks;
■Review the adequacy and effectiveness of the Company's disclosure controls; and
■Review financial risk assessment presented by management

■Evaluate director candidates and has sole authority to retain a search firm in that effort, approve its fees and scope of service;
■Recommend to the Board of Directors nominees for Board election by the stockholders based upon their qualifications, knowledge, skills, expertise, experience and diversity;
■Review Board composition to reflect the appropriate balance of knowledge, skills, expertise, experience and diversity;
■Review size of the Board and the frequency and structure of Board meetings;
■Recommend to the Board the establishment, elimination, size and composition of standing Committees;
■Review, at least annually, the Company's Code of Business Conduct & Ethics;
■To periodically (at least annually) review the goals and objectives of the Company relating to ESG matters including a review of the Company's annual sustainability reporting data and annual sustainability report;
■Oversee the Company's policies and practices regarding diversity and inclusion and climate and water risk;
■Oversee and establish procedures for the annual evaluation of the Board and management; and
■Develop, recommend to the Board, and review annually a set of corporate governance guidelines

Alamo Group Inc.	19	Proxy Statement

CORPORATE GOVERNANCE
During the fiscal year ended December 31, 2022, the Board held five meetings. Each incumbent director attended in person or by phone 100% of the total number of meetings of the Board and Committees on which the director served during 2022. It is a policy of the Board that all directors attend the Annual Meeting of Stockholders. All of our directors attended the Annual Meeting of Stockholders in May 2022 which was held as a virtual meeting.
The Board has determined that under current NYSE listing standards all members of the Audit Committee are financially literate, are “Audit Committee financial experts,” and are independent under the Company’s Corporate Governance Guidelines and NYSE listing requirements, and that each has accounting or related financial management expertise as required by the NYSE listing standards.
The Nominating/Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board of Directors. In identifying and recommending nominees for positions on the Board of Directors, the Nominating/Corporate Governance Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee's expertise, skills, knowledge and experience with that of other members of the Board will build a board that is active, collegial and responsive to the needs of the Company. Although gender and diversity characteristics, such as race, ethnicity and nationality are important considerations in the Committee’s process, the Committee and the Board of Directors do not have a formal policy with regard to the consideration of gender and/or diversity in identifying director nominees. Nominees are not discriminated against on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis prescribed by law.
Upon identifying a director candidate, or considering a director candidate recommended by a stockholder, the Committee initially determines the need for additional or replacement Board members and evaluates all the director candidates under the criteria described above, based on the information the Committee receives with the recommendation or otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other Board members including the Chair, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Committee will then evaluate the director candidate further, again using the evaluation criteria described above. The Committee receives input on such director candidates from other directors, and recommends director candidates to the full Board of Directors for nomination. The Committee may engage a third party to assist in the search for director candidates or to assist in gathering information regarding a director candidate’s background and experience.  If the Committee engages a third party, the Committee approves the fee that the Company pays for such services.
All of our Committee Charters and our Corporate Governance Guidelines, which have been approved by the Board, are reviewed at least annually and may be viewed on the Company’s website at https://www.alamo-group.com/our-company/corporate-governance/.
BOARD LEADERSHIP STRUCTURE
The Board does not have a policy on whether the same person should serve as both the CEO and Chair of the Board or, if the roles are separate, whether the chair should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.

Alamo Group Inc.	20	Proxy Statement

CORPORATE GOVERNANCE
Currently, Mr. Baty serves as Independent Chair of the Board and Mr. Leonard serves as the CEO. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Independent Chair of the Board sets the agenda for Board meetings and presides over meetings of the full Board. The Board believes that its current leadership structure is appropriate at this time because it allows the Company to benefit from the expertise, experience, and strength of each of those individuals holding those key leadership positions.
THE BOARD'S ROLE IN STRATEGIC AND RISK OVERSIGHT
Our Board takes an active role in overseeing management's development and implementation of its strategic plan. It receives a comprehensive overview of management's strategic plan for the Company's business at least annually and reviews periodic updates concerning the Company's execution of the plan, as well as updates from individual business units at regularly scheduled Board meetings during the course of the year.

The Board provides insight and guidance to Company management and, if necessary, challenges management concerning the Company's overall strategic direction.
The Board monitors and analyzes the Company's financial results and approves all material acquisitions and significant capital expenditures. The Board also has an active role in overseeing management of the Company’s risk. The Board regularly reviews information regarding the Company’s operational, financial, legal, cybersecurity, fraud and reputational risks which is usually conveyed to the Board by the senior management of the Company or by one of the Board’s Committees. Because overseeing risk is an ongoing process and an inherent part of the Company’s strategy, the Board discusses risk throughout the year at other meetings in relation to specific proposed actions.
The Board has delegated certain risk management oversight responsibility to the Board committees. The Audit Committee oversees risks related to the Company’s accounting, auditing, reporting, financial practices (including the integrity of the Company’s financial statements), administration and financial controls, and compliance with legal and regulatory requirements. The Audit Committee reviews and discusses the Company’s policies with respect to risk assessment and risk management. Information and cybersecurity risk is also a significant oversight focus area for the Audit Committee, as well as for the entire Board. The Compensation Committee oversees risks relating to the Company’s compensation, incentive compensation, and equity-based compensation plans. The Nominating/Corporate Governance Committee oversees risks relating to the composition and organization of the Board and the Company's governance practices, including environmental and social governance matters.
The Company believes that its leadership structure also enhances the risk oversight function of the Board. Our CEO regularly discusses material risks facing the Company with management and members of the Board. Our CEO, as a member of the Board, is also expected to report candidly to his fellow directors on his assessment of the material risks the Company faces, based upon the information he receives as part of his management responsibilities.

Alamo Group Inc.	21	Proxy Statement

CORPORATE GOVERNANCE
BOARD OVERSIGHT OF ESG MATTERS
Due to the significance of environmental and social governance ("ESG") as it relates to strategic and risk issues facing the Company, the Board as a whole maintains oversight of the Company’s ESG program, including initiatives, metrics and policies. This is intended to provide the Board timely visibility into the identification, reporting, assessment, and management of material ESG issues. The Nominating/Corporate Governance Committee is responsible for assisting the Board in its oversight of the Company’s ESG program, which includes the matters covered in the Company’s annual Sustainability Report. Our ESG program is focused on, among other things, the efficient use of energy and natural resources to help reduce the intensity of the Company’s greenhouse gas (GHG) emissions and water usage, as well as human capital management, including diversity, equity and inclusion initiatives.
CODE OF BUSINESS CONDUCT AND ETHICS
The Board has approved and adopted our Code of Business Conduct and Ethics (the "Code"). The Code applies to all of the Company's employees, directors, and officers and those of its subsidiary companies. The Code covers concepts such as confidential and proprietary information, inventions, conflicts of interest and fair dealing, corporate opportunities, insider trading and tipping, anti-corruption and anti-bribery, antitrust compliance, export controls, fraud, confidential reporting procedures, and non-retaliation measures. A copy of the Code is available on our website, at https://www.alamo-group.com/our-company/corporate-governance/. The Company intends to disclose any amendments to the Code on its website.
STOCK OWNERSHIP GUIDELINES
Consistent with our objective of aligning management's interests with the interests of our stockholders, the Company adopted formal stock ownership guidelines applicable to senior executives and non-employee directors of the Company. The guidelines require that the total value of the executive's or director's holdings of Company stock must equal or exceed the specified target values shown below:

Title	Target Ownership

Chief Executive Officer	5 times annual base salary
Division EVPs & CFO	2.5 times annual base salary
Other Company EVPs	2 times annual base salary
Company VPs and other Key Senior Executives	1 time annual base salary
Outside Directors	5 times annual cash retainer
Each senior executive and director is expected to meet the target ownership requirements within a period of five (5) years from the date of adoption of our guidelines (on or before May 2023) or, for any newly hired/promoted executives or newly appointed directors, within five (5) years from the date of hire, promotion or appointment. Senior executives and directors are required to hold at least 50% of the net shares of Company stock obtained through the Company's equity compensation programs until the applicable ownership targets are achieved. Compliance with the stock ownership guidelines is measured annually and reported to the Compensation Committee. As of the Record Date, all of our Directors, with the exception of our newest Director (Ms. Grooms),

Alamo Group Inc.	22	Proxy Statement

CORPORATE GOVERNANCE
have met the share ownership requirements under our Stock Ownership Guidelines. As of the Record Date, all of our NEOs have met the share ownership requirements under our Stock Ownership Guidelines.
For purposes of calculating ownership value, we count (i) all vested Company stock owned directly and indirectly (e.g., held by a spouse or trust) including vested restricted stock and restricted stock units, (ii) all shares of time-based unvested restricted stock and restricted stock units, and (iii) the in-the-money value of vested but unexercised stock options. We do not count unvested stock options or unvested performance-based equity awards. The failure by an executive or director to achieve or to show sustained progress towards achievement of the applicable ownership target within the recommended time period(s) may result in the reduction of future long term incentive grants and/or a requirement that the executive or director retain all Company stock obtained through the vesting or exercise of any equity grants or the taking of any other action as may be appropriate.
PROHIBITION ON HEDGING AND PLEDGING
The Company has adopted a policy prohibiting directors and executive officers from pledging Company stock as collateral for any outstanding obligation or entering into any transactions intended to hedge or offset any decrease in the market value of Company stock unless such pledging is expressly approved in advance by the Company's Board on an exception basis and, in the event any such approval by the Board is granted, pledging is only permissible with respect to Company stock held in excess of the share ownership requirement under our Stock Ownership Guidelines. To date, there have been no approvals requested or provided by our Board with respect to pledging activity by any of our executive officers. Our policy concerning hedging and pledging of Company stock only applies to directors and executive officers of the Company and not to our general employee population.

Alamo Group Inc.	23	Proxy Statement

CORPORATE GOVERNANCE
SUSTAINABILITY AND ENVIRONMENTAL AND SOCIAL GOVERNANCE

In 2019, we began an important initiative focused on increasing transparency regarding our ESG priorities. We take our ESG responsibilities seriously and strive to effectively address the issues that matter most to our stockholders, employees, customers, suppliers, investors and the communities we serve. We believe sustainability is a critical consideration for all aspects of our business and we are committed to promoting a corporate culture that builds sustainability into our strategic planning while incorporating it into our day-to-day business operations. Our efforts in this area have led to the development of a sustainability framework focused on the following three key areas:

Environment	People and Community	Governance and Ethics
More details concerning our ESG program can be found in our annual Sustainability Reports which may be viewed on the Company's website at https://www.alamo-group.com/our-company/Environmental-and-Social/. Our Sustainability Reports are not incorporated by reference in, and do not form a part of this proxy statement. Because we are committed to making ongoing improvements in our sustainability practices over time, we felt it was important to measure certain key indicators on an annual basis as follows:

Focus Area	Metric

Energy Usage	Gigajoules/Labor Hours Worked
Renewable Electric Energy	Renewable electric energy/total electric energy used
Emissions	Greenhouse gas emissions MT/Labor Hours Worked
Water Usage	Water used (m3)/Labor Hours Worked
Waste Generation	Landfill waste (Kg)/Labor Hours Worked
Waste Recycling	Recycled waste (MT)/Total waste (MT)
Employee Safety	Number of recordable injuries/100 employees
We chose the above metrics based on the Sustainability Accounting Standards Board ("SASB") standard for the Industrial Machinery and Goods Industry category. We have established future goals for the above indicators against which we will measure our ongoing performance as outlined in greater detail in our annual Sustainability Reports.

Alamo Group Inc.	24	Proxy Statement

CORPORATE GOVERNANCE
2022 ESG INITIATIVES
In 2022, we further expanded our commitment to environmental and social sustainability by investing heavily in the energy efficiency of our facilities and manufacturing processes, developing new products with environmentally friendly technologies, and actively promoting further diversity of our workforce. Under the oversight of our Board of Directors, senior managers continue to be held responsible for integrating sustainability into operating practices, strategic plans and risk assessments.
Some of the initiatives we completed or initiated in 2022 include the following:
■Further implementation of energy-savings projects, particularly expanded installation of energy-efficient lighting, welding and steel cutting equipment
■Completion of sustainability assessments at our manufacturing facilities to identify energy efficiency and waste reduction, reuse and recycling opportunities
■Expanded use of cloud-based software to assist in sustainability reporting across the organization
■New product development investments to introduce electrification and hybrid technology for several of our product lines
OTHER CORPORATE GOVERNANCE HIGHLIGHTS
We recognize that strong corporate governance contributes to long-term stockholder value. Accordingly, we are committed to sound governance practices including those described below.
■All of the Committees of our Board are composed entirely of independent directors
■Independent directors meet regularly in executive session without management present
■The Board regularly reviews with management the Company's overall strategic plan and risk assessment
■33% of our continuing directors and director nominees are diverse
■Directors are limited to 3 public company directorships (including service on the Company's Board)
■The Board and its committees conduct annual performance evaluations
■The Board conducts peer reviews of individual independent directors
■The Board conducts annual training for its members on relevant governance topics
■All directors are elected annually by majority vote
■Directors and officers are subject to stock ownership requirements
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Our Board has adopted a written Related Person Transactions Policy (the “Policy”) governing the approval or ratification of Related Person Transactions by the Audit Committee or all of the disinterested members of the Board, if necessary.

Alamo Group Inc.	25	Proxy Statement

CORPORATE GOVERNANCE
For purposes of the Policy, a Related Person Transaction generally means any transaction outside the normal course of business and not arms-length involving an amount in excess of $120,000 cumulatively within a twelve month period in which the Company is a participant and in which a Related Person, as defined below, has a direct or indirect material interest. In addition, proposed charitable contributions, or pledges of charitable contributions in excess of $100,000 cumulatively within a twelve month period, by the Company to a charitable or nonprofit organization identified on the roster of Related Persons, are also subject to prior review and approval by the Audit Committee. A Related Person means (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company, (iii) an immediate family member of any of the persons identified in clauses (i) or (ii) hereof, or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
Prior to entering into the Related Person Transaction, (a) the Related Person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) the relevant business manager responsible for the potential Related Person Transaction shall provide notice to the Company's General Counsel of the facts and circumstances of the proposed Related Person Transaction. The General Counsel shall advise the Chair of the Audit Committee of any Related Person Transaction of which he becomes aware.
Under the Policy, the Audit Committee shall consider each Related Person Transaction, unless the Audit Committee determines that the approval or ratification of such Related Person Transaction should be considered by all of the disinterested members of the Board of Directors.
In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of the Board of Directors, as the case may be, shall consider all factors that are relevant to the Related Person Transaction, including, without limitation, the following:
■The size of the transaction and the amount payable to a Related Person;
■The nature of the interest of the Related Person in the transaction;
■Whether the transaction may involve a conflict of interest; and
■Whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.
There were no Related Party Transactions during the fiscal year ended December 31, 2022.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
All members of the Compensation Committee are independent directors, and none are present or past employees or officers of the Company or any of its subsidiaries. None of our executive officers has served on the Compensation Committee (or its equivalent) or board of directors of another company that, in turn, had an executive officer serving on our Compensation Committee.

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CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
The Audit Committee is currently comprised of five independent members of the Company’s Board of Directors. Each member of the Audit Committee is independent under applicable law and NYSE listing requirements. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors reviews on an annual basis.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities in fiscal 2022, the Committee reviewed and discussed with management the Quarterly Reports on Form 10-Q and the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments, and the clarity of disclosures in the financial statements.
The Audit Committee has reviewed and discussed with management and with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.  In addition, the Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence as described in Item 407(d)(3)(i) of Regulation S-K. The Committee has also considered the compatibility of non-audit services with the auditors’ independence.
The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. They also discussed with management and the internal auditor the overall scope and plans for the Company’s assessment of internal control. The Committee meets with the independent auditors and the Company's Vice-President of internal audit, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The Committee met four times during fiscal 2022.  All Committee members were present at the meetings.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC. The Audit Committee also recommended, subject to stockholder ratification, the appointment of KPMG LLP as the Company’s independent auditors for fiscal year 2023. Audit, audit-related and any permitted non-audit services provided to the Company by KPMG LLP are subject to preapproval by the Audit Committee.

AUDIT COMMITTEE

Tracy C. Jokinen, Chair	Richard W. Parod, Member
Robert P. Bauer, Member	Lorie L. Tekorius, Member
Nina C. Grooms, Member

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
This section provides information regarding the compensation program in place for the Company’s principal executive officer, principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer (“Named Executive Officers” or “NEOs”). This section also includes information regarding, among other things, the overall objectives of the Company’s executive compensation program and each element of compensation that we provide our NEOs. In 2022, our NEOs were:

Name	Title

Jeffery A. Leonard	President & CEO
Richard J. Wehrle	EVP & CFO, Principal Financial Officer
Edward T. Rizzuti	EVP, General Counsel & Secretary
Richard H. Raborn	EVP Vegetation Management
Michael A. Haberman	EVP Industrial Equipment
2022 COMPANY PERFORMANCE HIGHLIGHTS
Throughout 2022 the Company experienced strong demand for its products, with sustained growth in backlog levels which led to a record backlog of $1 billion at year-end. The Company set records for net sales and earnings in each quarter of the year. Despite the many challenges we encountered in 2022, including significant material cost increases, supply chain disruptions, and skilled labor shortages, we delivered favorable results and accomplished other achievements including the following:
■Achieved record net sales for the full year of $1.5 billion
■Achieved fully diluted earnings per share ("EPS") of $8.54, a record for the Company
■Achieved net income for the year of $101.9 million
■Achieved record EBITDA of $196 million*
■Completed consolidation of two snow equipment facilities, eliminating one facility
■Began developing fully electric excavator and street sweeper models, with electric prototypes anticipated to be released in 2023
The Company's continued strong financial performance is reflected in our continued net sales growth, accomplished both through organic growth and acquisitions. The Company's net sales, profitability, and cash flow continue trending in the right direction, as shown in the following graphs:
*EBITDA is a non-GAAP financial measure defined for this purpose as income from operations plus depreciation and amortization. For more information relating to this measure, including a reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, refer to "Non-GAAP Financial Measures Reconciliation" in Appendix I hereto.

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EXECUTIVE COMPENSATION
HISTORICAL COMPANY PERFORMANCE
(in millions)
*EBITDA is a non-GAAP financial measure, defined for this purpose as income from operations plus depreciation and amortization.
EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES
The compensation program for NEOs is designed to attract, retain and reward talented executives who have the experience and ability to contribute materially to the Company’s long-term success and thereby build value for our stockholders. The program is intended to provide competitive base salaries as well as short-term and long-term incentives designed to align management and stockholder objectives, and provide the opportunity for NEOs to participate in the success of the Company and its individual business units. In setting management pay levels, the Compensation Committee considers the Company’s historical practices, the past pay levels of the CEO and other NEOs, and Company and individual performance. The program’s annual cash incentive and its longer term equity incentive compensation provide potential upside for exceeding financial targets, with downside risk for missing performance targets. This design balances retention with reward for delivering increased stockholder value and is intended to closely align the interests of stockholders and Company management.
The Compensation Committee is focused on closely aligning executive compensation with overall Company performance. Our long-term compensation program consists of both (i) restricted stock awards ("RSAs") with time-based three-year vesting and (ii) PSU awards, which are tied to the Company's financial performance over a three-year performance period, as more fully described below in the section titled "Long-Term Equity Incentive Compensation." The Compensation Committee believes that performance-based equity awards should comprise a significant portion of total long-term incentive compensation in order to incentivize performance against pre-established long-term goals. The Committee therefore determined that fifty percent (50%) of the value of total long-term incentive compensation for the Company's NEOs should be in the form of PSUs, while the remaining fifty percent (50%) of value should consist of RSAs.

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EXECUTIVE COMPENSATION
The table below provides a summary of the principal elements of 2022 pay for our NEOs:

Compensation Element	Type	Purpose

Base Salary (Cash)	Fixed	Attract and retain executive talent
Annual Cash Incentive (Cash)	Performance-based	Align pay with the Company's and Divisions' annual financial performance
Time-Based RSAs (Equity)	Time-based	Retain executive talent while driving long-term stockholder value
Performance-Based PSUs (Equity)	Performance-based	Align compensation with the Company's long-term financial performance and stockholder interests
COMPENSATION AND GOVERNANCE PRACTICES
The Compensation Committee periodically reviews what it considers to be best practices in governance and executive compensation.

What We Do	What We Don't Do

Pay for performance, aligning executive pay with Company results and with annual "say-on-pay" voting by Company stockholders	No single-trigger change in control severance
Maintain appropriate mix of fixed and performance-based pay to balance retention with Company goals	No employment contracts with executive officers
Use representative peer group for the development of appropriate market-based compensation levels	No hedging and pledging of Company stock by executive officers with limited exceptions for pledging
Retain independent compensation consultant for benchmarking purposes	No excise tax gross-ups for change of control benefits
Require significant stock ownership by Company executives	No excessive perquisites for executive officers
Allow for recovery of performance-based compensation under our Clawback Policy	No share repricing without stockholder approval

COMPENSATION COMMITTEE RESPONSIBILITIES AND CONSULTANT INDEPENDENCE
The Compensation Committee of the Board has responsibility for establishing, implementing, monitoring and approving the compensation program for NEOs and other selected key executives and managers of the Company. The Committee reviews and recommends proposed compensation program changes, salaries, annual cash incentive compensation amounts and equity compensation for the NEOs and key managers to the Board for approval. The Committee acts pursuant to its charter that has been approved by the Board.

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EXECUTIVE COMPENSATION
The Compensation Committee has the authority to retain, at the Company’s expense, compensation consultants and other advisers as it deems necessary to assist in the fulfillment of its duties. In 2022, the Compensation Committee engaged Pay Governance, LLC (the "Compensation Consultant") to provide consulting services. The Compensation Consultant provided market data information to assist with setting director compensation and setting total executive compensation levels.
The Compensation Consultant provided no services to the Company other than the services provided to the Compensation Committee as outlined above. The Committee assessed the independence of the Compensation Consultant under both SEC and NYSE rules and determined that the Compensation Consultant is independent and the work of the Compensation Consultant did not raise any conflict of interest.
MARKET ALIGNMENT OF EXECUTIVE COMPENSATION
The Committee aims to set NEO compensation at sufficiently competitive levels within the vegetation management and industrial equipment manufacturing industry, as well as within a broader group of companies of comparable size and complexity, in order to attract, retain and motivate its executive officers. For 2022, the Compensation Committee considered market pay practices when setting executive compensation, and used market data to assess the overall competitiveness and reasonableness of the Company's executive compensation program. For compensation benchmarking purposes, the Committee developed a peer group of companies based on the following criteria: (i) industry commonality; (ii) annual revenues in line with the Company's annual revenues; (iii) comparable total assets; (iv) comparable market capitalization; (v) similar enterprise value; and (vi) operational footprint similarities. Periodically, the Committee reviews and updates the Company's peer group in light of the above-stated evaluation criteria.
For 2022, our peer group consisted of the companies set forth below. This is the same group of companies used to evaluate 2021 compensation decisions:

2022 Peer Group Companies

EnPro Industries, Inc.	The Manitowoc Company, Inc.	Columbus McKinnon Corporation
Astec Industries, Inc.	Titan Machinery Inc.	Tennant Company
Altra Industrial Motion Corp.	Douglas Dynamics, Inc.	John Bean Technologies Corporation
Lindsay Corporation	Mueller Water Products, Inc.	Hillenbrand, Inc.
Titan International Inc.	Federal Signal Corp.	The Shyft Group Inc., formerly Spartan Motors, Inc.
Wabash National Corporation
ROLE OF THE CEO AND THE COMPENSATION COMMITTEE IN COMPENSATION DECISIONS
The Compensation Committee reviews and recommends all compensation for the CEO and other NEOs to the Board of Directors for its approval. The Committee reviews recommendations by the CEO for the compensation of the other NEOs as well as other senior managers and designated key employees. The CEO annually reviews the performance of each NEO (other than the CEO, whose performance is reviewed by the Compensation Committee). The recommendations based on these reviews, including salary adjustments, annual cash incentive awards and equity awards, are presented to the Compensation Committee. The Committee

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EXECUTIVE COMPENSATION
reviews these recommendations and can exercise its discretion in modifying and recommending adjustments as deemed appropriate. The compensation decision for each NEO is then recommended by the Compensation Committee to the Board for its approval. Decisions regarding compensation for other key managers participating in the Company's Executive Incentive Plan (as described below) are made by the CEO and other NEOs and are reviewed by the Compensation Committee.
In its compensation decision-making process, the Compensation Committee considers whether the Company's executive compensation and benefits program serves the best interests of the Company's stockholders. In that respect, as part of its ongoing review of the Company's executive compensation program, the Compensation Committee considered our last advisory vote on NEO compensation which occurred at our 2022 Annual Meeting, pursuant to which our stockholders approved the non-binding "say-on-pay" resolution by a vote of approximately 99% of the votes cast at the Annual Meeting, and determined that the Company's executive compensation philosophy, compensation objectives and compensation elements continue to be appropriate and aligned with the interests of our stockholders.
COMPONENTS OF EXECUTIVE COMPENSATION
The principal components of the Company's executive compensation program include:
■Annual base salary;
■Annual cash incentive compensation; and
■Long-term equity incentive compensation.
We also provide our executive officers with limited perquisites as well as other benefits, including contributions to the Company's Supplemental Executive Retirement Plan and employee benefits that are generally available to non-executive employees of the Company.
ANNUAL BASE SALARY
The Company provides NEOs and other key managers with competitive annual base salaries to compensate them appropriately for services rendered during the fiscal year. The Committee primarily considers the following for each of the NEOs as well as other executive officers and designated key employees:
■Professional experience and experience in the position;
■The Company’s and Division's performance and individual contributions to that performance;
■Market competitiveness;
■Other factors deemed relevant by the Committee; and
■Recommendations of executive officers for key employees.
The annual base salary level for our President and Chief Executive Officer is recommended by the Compensation Committee and approved by the Board of Directors in February of each year. The base salary levels for all of our NEOs, other executive officers, and designated key employees are also recommended by the Committee based on those factors described in the preceding paragraph and are approved by the Board and generally reset on the same date as for the CEO. Annual base salaries for all of our NEOs were adjusted in February 2022 as part of our annual base salary review and adjustment process as outlined in the table below. In general, the base salary adjustments for 2022 reflected adjustments to align with the competitive market.

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EXECUTIVE COMPENSATION

NEO Name	FY 2021 Annual Base Salary ($)	FY 2022 Annual Base Salary ($)

Jeffery A. Leonard(1)	750,000	800,000
Richard J. Wehrle(1)	368,000	410,000
Edward T. Rizzuti(2)	410,000	410,000
Richard H. Raborn	450,000	467,100
Michael A. Haberman	390,000	408,000
1.The increases in Messrs. Leonard's and Wehrle's base salaries were determined with insight from the Compensation Consultant, and were adjusted to more closely align with the competitive market.
2.Mr. Rizzuti's annual base salary increased to 410,000 in November of 2021 as a result of his promotion to Executive Vice-President, and remained set at 410,000 in February of 2022.
ANNUAL CASH INCENTIVE COMPENSATION
The Board of Directors has adopted the Company's Executive Incentive Plan (the “EIP”), which is an annual cash incentive plan that allows the Company to reward its NEOs and key managers based upon three factors:
■The overall performance of the Company;
■The performance of the segment of the Company or Division and/or business unit in which the employee is expected to contribute; and
■The individual performance of the employee.
In February of each year, the Compensation Committee reviews proposed changes, if any, to the EIP, and then adopts incentive targets for the current year. The Compensation Committee, in its sole discretion, is entitled to interpret the EIP. Amounts under the EIP program are not deemed fully earned until paid.
EIP incentives for our CEO include an 85% objective component and a 15% subjective component. For our other NEOs, EIP incentives include a 75% objective component and 25% subjective component. For 2022, the Compensation Committee increased the weighting of the CEO's EIP tied to the objective component from 75% in 2021 to 85% in 2022 because the Compensation Committee believes that the CEO's leadership is one of the key drivers of the Company's success and that a greater percentage of the CEO's total compensation should be based on the Company's overall performance.
Performance measures for any given year are subject to possible revisions or adjustments by the Compensation Committee if the Committee deems it appropriate to adjust for the effects of items such as extraordinary additions to or reversals of reserves, gains on bargain purchase, goodwill impairment, acquisitions and divestitures, restructuring costs, gains or losses from the sale of assets, and operating income and expenses of discontinued operations.
For Mr. Leonard's 2022 EIP compensation targets, the Committee used Company adjusted pre-tax income, organic growth, and working capital for the objective component. For Mr. Wehrle's and Mr. Rizzuti's 2022 EIP compensation targets, the Committee used Company adjusted pre-tax income for the objective component. For Mr. Raborn's and Mr. Haberman's 2022 EIP compensation targets, the Committee used Company adjusted pre-tax income, Division earnings before interest and taxes ("EBIT"), and Division organic revenue growth for the objective component. The Compensation Committee approved this

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EXECUTIVE COMPENSATION
combination of performance goals in order to strike an appropriate balance with respect to incentivizing top-line growth and profitability both at the Company-wide and Divisional levels.
Target earnings for the Company and its Divisions, subsidiaries and business units are approved at the beginning of each plan year by the Board of Directors based on management’s proposed financial plan for the year considering previous earning trends, anticipated market conditions and appropriate goals for earnings growth. These targets were set in February 2022.
Actual payments under the objective component of the 2022 EIP could range from 0% to 200% of established target payments on the basis of performance against the pre-established targets, while actual payments under the subjective component of the 2022 EIP could range from 0% to 150% of established target payments on the basis of a qualitative assessment of performance against stated goals.
For 2022, the Compensation Committee recommended, and the Board of Directors approved, the weighting and criteria for the objective and subjective components of the plan relating to Mr. Leonard and the other corporate-level participants. The Committee set the Company pre-tax income target at $130,838,000 for Mr. Leonard and the other corporate participants. For 2022, payouts relating to the Company pre-tax income objective component under the EIP were based on the following:

2022 Objective EIP Pre-Tax Income Component
	Pre-Tax Income	Payout % of Target

Maximum	$151.50 million	200%
Target	$130.84 million	100%
Mid-Threshold	$110.18 million	75%
Threshold	$ 89.52 million	50%
Below Threshold	< $ 89.52 million	0%
The criteria and weighting for the objective and subjective components of the plan for Mr. Leonard for 2022 as set by the Compensation Committee were as follows:

Mr. Leonard's Objective Component	Criteria

65% Weight	Actual Company pre-tax income vs. target Company pre-tax income
10% Weight	Company organic growth target
10% Weight	Company working capital target
Mr. Leonard's Subjective Component	Criteria

15% Weight	Company sustainability goals

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EXECUTIVE COMPENSATION
In the case of Messrs. Wehrle and Rizzuti, the criteria and weighting for the objective and subjective components of the plan were as follows:

Objective Component	Criteria

75% Weight	Actual Company pre-tax income vs. target Company pre-tax income
Subjective Component	Criteria

25% Weight	Based on individualized subjective criteria
In the case of Messrs. Haberman and Raborn, the criteria and weighting for the objective and subjective components of the plan were as follows:

Objective Component	Criteria

40% Weight	Actual EBIT for the relevant business unit vs. target EBIT for the relevant business unit
20% Weight	Actual Company pre-tax income vs. target Company pre-tax income
15% Weight	Organic business unit revenue growth
Subjective Component	Criteria

25% Weight	Based on individualized subjective criteria
Since the specific quantitative targets for the business units are confidential, we do not publicly disclose these targets for several reasons, including our belief that disclosure would cause us competitive harm. We believe disclosing the quantitative targets would provide competitors and other third parties with insights into the Company’s internal confidential strategic and planning processes and other confidential matters, which might allow our competitors to predict certain business strategies. The intent is to set the targets at challenging but achievable levels, which normally require performance improvements year over year. The chart below reflects each NEO’s total incentive opportunity as a percentage of base salary at 100% of target performance. The Committee did not increase the target incentive opportunities for the NEOs as compared to 2021 except with respect to Mr. Rizzuti, which was increased based on market data and internal compensation practices.

NEO	% of Base Salary Incentive at Target Performance

Jeffery A. Leonard	100%
Richard J. Wehrle	50%
Edward T. Rizzuti	50%
Richard H. Raborn	60%
Michael A. Haberman	60%

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EXECUTIVE COMPENSATION
2022 EIP Incentive Compensation Outcomes
Based on actual 2022 consolidated financial results, the Company achieved adjusted pre-tax income of $133,736,000 which resulted in an objective formulaic payout for Mr. Leonard of 114% for the pre-tax income target objective. Mr. Leonard achieved a formulaic payout of 101% for the organic growth target objective. Mr. Leonard did not receive a payout related to the working capital target objective. These figures are reflected in the table below:

NEO Name	Company Adjusted Pre-Tax Income Payout %	Organic Growth Payout %	Working Capital Payout %	EIP Objective Payout Amount ($)

Jeffery A. Leonard	114%	101%	—%	$673,600
Based on actual 2022 consolidated financial results, the Company achieved adjusted pre-tax income of $133,736,000 which resulted in an objective formulaic payout of 114% for Messrs. Wehrle and Rizzuti, as shown in the table below:

NEO Name	Adjusted Pre-Tax Income Payout %	EIP Objective Payout Amount ($)

Richard J. Wehrle	114%	$175,275
Edward T. Rizzuti	114%	$175,275
Based on the actual EBIT and organic growth results for his Division in 2022, Mr. Raborn achieved a formulaic payout of 200% in respect of the EBIT target objective and 143% of the organic growth target objective. Based on the actual EBIT and organic growth results for his Division in 2022, Mr. Haberman did not receive a payout with respect to the EBIT target objective, and achieved a formulaic payout of 50% in respect of the organic growth target objective. Messrs. Raborn and Haberman also each achieved a formulaic payout of 114% for the Company pre-tax income target objective. Messrs. Raborn's and Haberman's EIP incentive outcomes are set forth in the table below:

NEO Name	Company Adjusted Pre-Tax Income Payout %	Division EBIT Payout %	Division Organic Growth Payout %	EIP Objective Payout Amount

Richard H. Raborn	114%	200%	143%	$348,223
Michael A. Haberman	114%	—%	50%	$74,174

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EXECUTIVE COMPENSATION
The Committee determined subjective payout percentages for EIP participants that were based on individual performance over the course of 2022. These subjective payout percentages resulted in formulaic payouts that, when combined with the objective payouts set forth above, resulted in a total EIP payout for each NEO as set forth below:

NEO NAME	2022 EIP Incentive Objective Payout ($)	2022 EIP Incentive Subjective Payout ($)	2022 Total EIP Incentive Compensation Payout ($)

Jeffery A. Leonard	673,600	120,000	793,600
Richard J. Wehrle	175,275	30,750	206,025
Edward T. Rizzuti	175,275	43,665	218,940
Richard H. Raborn	348,223	23,822	372,045
Michael A. Haberman	74,174	55,080	129,254
Awards made to the NEOs under the EIP for performance in 2022 are reflected in the “Non-Equity Incentive Compensation Plan” column of the 2022 Summary Compensation Table below.
LONG-TERM EQUITY INCENTIVE COMPENSATION
The Company’s equity award programs are designed to align stockholder value and long-term compensation. These programs provide an opportunity for increased equity ownership by our executives while maintaining competitive levels of total compensation. Equity awards are granted to a limited number of key employees who the Compensation Committee believes have a level of responsibility that can impact the overall performance of the Company or a major segment thereof. Equity awards may also be issued to non-employees who are members of the Board of Directors. The amount of the grants and frequency are at the complete discretion of the Board of Directors, based on recommendations from the Compensation Committee. These awards are used to provide a longer-term incentive than annual cash bonuses and are viewed as encouraging key employee retention. The target long-term incentive compensation mix for our NEOs consists of RSAs and PSUs, each representing fifty percent (50%) of the total long-term incentive compensation target value provided to our NEOs.
RSAs RSAs are grants of restricted common stock of the Company that remain subject to forfeiture prior to vesting. These awards are designed to create long-term stockholder value and retain key executives of the Company, as vesting only occurs (ratably over time) if the grantee remains employed by the Company through the applicable vesting date. RSAs are not conditioned on any specific performance objectives. To align RSA vesting with our three-year PSU vesting cycle, the 2022 RSAs vest ratably in equal annual installments over a three-year period commencing on the first anniversary of the date of grant of the award, provided that the grantee is employed by the Company on each such anniversary date. Our RSA awards are subject to double-trigger vesting in the event of a change in control of the Company. In accordance with the terms of the change in control agreements entered into between the Company and each of our NEOs, accelerated vesting of RSAs held by each NEO will occur in the event that a NEO's employment is terminated within six months preceding or twenty-four months after a change in control of our Company (unless such termination is because of death, disability, for cause, or by the officer other than for "good reason," as defined in the change in control agreements).
PSUs PSU awards represent a right to receive a certain number of shares of the Company’s common stock at the end of a three-year performance period (the "Performance Period") if certain pre-established financial or other performance targets have been

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met, as determined by the Compensation Committee at the end of the Performance Period. Shares of stock are only payable if the recipient of the award remains employed with the Company until payout occurs after the end of the Performance Period (or under certain circumstances involving a change in control, death or disability of the recipient). The number of shares issued to a PSU recipient at the end of the Performance Period can range from between a threshold payout of 50% of target up to a maximum of 200% of target, depending upon the Company's actual performance over the applicable Performance Period relative to the stated performance targets established by the Compensation Committee and the Board of Directors. In the event that threshold metrics are not achieved for the Performance Period, no payouts will be made pursuant to the PSU award. The intent is to set the targets at challenging but achievable levels, which normally require performance improvements year over year.
PSU Metrics Each of the PSUs awarded to our NEOs relates to a three-year Performance Period beginning on January 1 of the year of grant (e.g., January 1, 2022) and ending on December 31 of the third year of the Performance Period (e.g., (December 31, 2024) and is based on two equally-weighted financial performance targets, namely: (i) cumulative operating income growth; and (ii) average return on invested capital ("ROIC"). The Compensation Committee believes the use of these two equally-weighted targets creates an appropriate balance between earnings growth and the Company's efficient use of assets and capital.
■Operating Income Growth - this metric is based on cumulative operating income growth. For purposes of measuring performance, the target annual operating income growth rate will be converted into a cumulative operating income amount computed as the sum of all operating income generated during the Performance Period assuming the target annual growth rate. Actual performance will be calculated as the sum of the Company’s actual consolidated operating income during the Performance Period in comparison to the target amount of cumulative operating income.
■ROIC - this metric is calculated using the following formula:

EBIT	+	Amortization Expense

Total Debt	+	Equity

2020-2022 PSU Cycle Performance and Outcomes No shares will be issued to our NEOs in 2023 as a result of the PSUs issued in 2020 that covered the three-year Performance Period from January 1, 2020 to December 31, 2022 because threshold performance levels were not achieved for either of the performance targets. The targets and thresholds for the Performance Period were established prior to the onset of the Covid-19 pandemic. Achievement of the targets and thresholds for the Performance Period was impacted by the pandemic; and the direct and indirect unanticipated effects of the pandemic that were unknown at the time the PSU targets were established affected reaching the targets. In determining payouts, the Compensation Committee determined not to make any adjustments to either the underlying targets or the results to reflect the impact of the pandemic on the Company's performance during the three-year Performance Period. Targets for the Performance Period are reflected in the tables below.

2020-2022 PSU Operating Income Growth	Performance Target	Payout % of Target

Maximum	$518.44 million	200%
Target	$493.75 million	100%
Threshold	$419.69 million	50%
Below Threshold	< $419.69 million	0%

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2020-2022 PSU Return on Invested Capital	Performance Target	Payout % of Target

Maximum	17.7%	200%
Target	16.1%	100%
Threshold	13.7%	50%
Below Threshold	< 13.7%	0%
2022 Equity Incentive Target Values and Awards The Compensation Committee established the following target long-term incentive compensation values for our NEOs in 2022:

Name	2022 Target Value(1)

Jeffery A. Leonard	$1,500,402
Richard J. Wehrle	$500,686
Edward T. Rizzuti	$360,824
Richard H. Raborn	$400,548
Michael A. Haberman	$400,548
1.The increases for Messrs. Leonard, Wehrle, and Rizzuti as compared to 2021 were determined by the Compensation Committee after consultation with the Compensation Consultant and review of market data in order to make adjustments to more closely align with the competitive market.
Based on the above target values, our NEOs were awarded the following RSAs and target PSUs in 2022, with the number of shares determined by using the Company's closing stock price on the date of grant for each award:

Name	2022 RSA Award (shares)	2022 PSU Award (target shares)

Jeffery A. Leonard	5,439	5,439
Richard J. Wehrle	1,815	1,815
Edward T. Rizzuti	1,308	1,308
Richard H. Raborn	1,452	1,452
Michael A. Haberman	1,452	1,452
OTHER COMPENSATION ELEMENTS
Supplemental Retirement Plan
The Board of Directors of the Company adopted the Alamo Group Inc. Supplemental Executive Retirement Plan (the “SERP”), effective as of January 3, 2011. The SERP benefits certain key management or other highly compensated employees of the

Alamo Group Inc.	39	Proxy Statement

EXECUTIVE COMPENSATION
Company and/or certain subsidiaries who are selected by the Compensation Committee and approved by the Board to participate. Participants include each of the NEOs.
The SERP is intended to provide a benefit from the Company upon retirement, death or disability, or a change in control of the Company. Accordingly, the SERP obligates the Company to pay to a participant a Retirement Benefit (as defined in the SERP) upon the occurrence of certain payment events to the extent a participant has a vested right thereto. A participant’s right to his or her Retirement Benefit becomes vested in the Company’s contributions upon 10 years of Credited Service (as defined in the SERP) or a change in control of the Company. For all of our NEOs the Retirement Benefit is based on 20% of the final three year average salary of each participant at the time of his or her retirement from the Company. In the event of the participant’s death or a change in control, the participant’s vested Retirement Benefit will be paid in a lump sum to the participant or his or her estate, as applicable, within 90 days after the participant’s death or a change in control, as applicable. In the event the participant is entitled to a benefit from the SERP due to disability, retirement or other termination of employment, the benefit will be paid in monthly installments over a period of fifteen years.
Change in Control Severance Arrangements
The Company has entered into change in control agreements with our NEOs and certain of our other senior executive officers. The intent of these agreements is to provide executive officers with financial security in the event of a change in control to facilitate a transaction which may benefit stockholders but result in job loss to executives. Generally, each of the NEOs is entitled to receive, upon termination of employment within six months preceding or twenty-four months after a change in control of our Company (unless such termination is because of death, disability, for cause, or by the officer other than for ‘‘good reason,’’ as defined in the change in control agreements): (a) a lump sum severance payment equal to (i) the NEO's annual base salary in effect immediately prior to the change in control or the date of the executive's termination (whichever is greater) plus (ii) an amount equal to the executive’s target bonus opportunity for the calendar year in which the change in control or the date of the executive's termination occurs (whichever is greater) multiplied by a benefit factor which varies by position as described in the table below (the "Severance Factor"); (b) acceleration of vesting of all time-based equity awards including RSAs and stock options; and (c) reimbursement of health care insurance costs for a period of eighteen (18) months following the executive's termination of employment, if COBRA is elected by the executive under the Company's group health plan. The Severance Factor for each NEO is set out in the table immediately below.

Name	Severance Factor

Jeffery A. Leonard	3
Richard J. Wehrle	1.5
Edward T. Rizzuti	1.5
Richard H. Raborn	2
Michael A. Haberman	2
The events that trigger a change in control under these agreements include (i) the acquisition of 50% or more of our outstanding common stock by certain persons, (ii) certain changes in the membership of our Board of Directors, (iii) certain mergers or consolidations, and (iv) a sale or transfer of all or substantially all of our assets. The receipt of any and all severance payments

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EXECUTIVE COMPENSATION
pursuant to the NEO change in control agreements is expressly conditioned on each executive's execution (and non-revocation) of a release of claims agreement. The change in control agreements do not apply to performance-based equity awards including our PSU awards.
Perquisites
The Company’s NEOs and key managers receive various perquisites provided by or paid for by the Company. These perquisites can include:
■Club memberships - reimbursement for dues and business expenses, usually negotiated at the start of employment or as a result of a change in position or a promotion;
■Car allowances/company vehicles - an allowance is paid monthly for usage of a personal vehicle or a company vehicle is provided where required, also usually negotiated at the start of employment or as a result of a change in position or a promotion;
■401(k) restoration plan - provides a supplemental compensation benefit to a select group of executive officers and highly compensated employees who cannot participate at the same level as other employees of the Company; and
■Gross-up payments equal to the taxes payable on certain perquisites - provided in certain limited situations, such as commuting and relocation expenses, that are taxable events;
We provide these perquisites because, in many cases, such as membership in social and professional clubs, the perquisites are often used by the executives for business-related activities and entertainment, and these perquisites are provided by many companies to their similarly-situated executives and are therefore deemed necessary to enable the Company to retain and recruit capable managers.
The Committee reviews the perquisites provided to the NEOs on an annual basis, in an attempt to ensure that they continue to be appropriate in light of the Committee’s overall goal of designing an appropriate compensation program for NEOs.
Other Benefits
NEOs and other key executives participate in all other employee benefits generally offered to Company employees.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors oversees the Company’s compensation program on behalf of the Board.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

COMPENSATION COMMITTEE

Richard W. Parod, Chair	Eric P. Etchart, Member
Robert P. Bauer, Member	Tracy C. Jokinen, Member

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EXECUTIVE COMPENSATION

2022 SUMMARY COMPENSATION TABLE
The following table describes the annual compensation for our NEOs for the fiscal years 2022, 2021 and 2020:

Name and Principal Position	Year	Salary ($)(1)	Bonus Payments ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change of Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)

Jeffery A. Leonard President & CEO	2022	790,385	—	1,500,402	—	793,600	21,240	25,921	3,131,548
	2021	624,846	—	1,081,830	—	731,609	342,199	35,775	2,816,259
	2020	445,287	—	360,082	—	125,400	244,474	31,596	1,206,839
Richard J. Wehrle EVP & CFO, Principal Financial Officer	2022	408,231	—	500,686	—	206,025	—	7,132	1,122,074
	2021	319,815	—	310,570	—	186,431	103,002	17,284	937,102
	2020	275,065	—	250,134	—	64,152	92,550	11,701	693,602
Edward T. Rizzuti EVP, General Counsel & Secretary	2022	410,000	—	360,824	—	218,940	—	3,599	993,363
	2021	336,500	—	310,570	—	175,297	84,682	16,516	923,565
	2020	307,308	—	250,134	—	75,330	114,952	12,358	760,082
Richard H. Raborn EVP Vegetation Management	2022	472,794	—	400,548	—	372,045	—	23,064	1,268,451
	2021	429,192	—	370,620	—	456,003	100,914	24,497	1,381,226
	2020	389,761	—	300,298	—	267,383	150,305	22,198	1,129,945
Michael A. Haberman EVP Industrial Equipment	2022	404,538	—	400,548	—	129,254	—	15,408	949,748
	2021	361,538	—	112,594	—	143,522	51,438	26,037	695,129
	2020	326,416	—	103,077	—	63,460	73,185	23,060	589,198
1.The Company pays NEOs on a bi-weekly basis. In 2020, 2021 and 2022, the salaries represent 26 normal pay periods.
2.The amounts shown in these columns constitute RSAs and PSUs granted under the Company’s equity incentive programs. The amounts are valued based on the aggregate grant date fair value of the award in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. See Notes 1 and 16 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718. The grant date fair value for the RSAs, determined in accordance with FASB ASC 718, was $137.93 for 2022 (which was the market price on the day of grant, February 25, 2022). The grant date fair value for the PSUs, determined in accordance with FASB ASC 718, was $137.93 for 2022 (which was the market price on the day of grant, February 25, 2022). The amounts included in the Stock Awards column for the PSUs granted during 2022 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2022 PSUs, the maximum value of the 2022 PSUs would be as follows: Mr. Leonard - $1,500,402; Mr. Wehrle - $500,686; Mr. Rizzuti - $360,824; Mr. Raborn - $400,548; and Mr. Haberman - $400,548.
3.EIP incentives approved and paid in 2021, 2022 and 2023 for prior year performance.
4.The amount reflects the increase in present value of accumulated benefits under the Supplemental Executive Retirement Plan (SERP). For 2022, the following NEOs had decreases in the present value of accumulated benefits under the SERP, as follows: Mr. Wehrle, $(564); Mr. Rizzuti, $(62,619); Mr. Raborn, $(54,657); and Mr. Haberman, $(7,716).
5.All other compensation for 2022 consists of (i) for each NEO, the Company's contribution under the Alamo Group (USA) Inc. tax-qualified 401(k) plan (the “401(k) Plan”), group term life insurance premiums and cash restoration payments pursuant to the Alamo Group Inc. 401(k) Restoration Plan (Mr. Leonard, $12,757, Mr. Raborn, $11,325), and (ii) for Messrs. Leonard, Raborn, and Haberman, automobile allowances. The 401(k) restoration payments are lump sum cash payments equivalent to matching contributions that would have been or would be made under the Company's 401(k) plan but were forgone due to certain limitations on contributions to 401(k) plans in the Internal Revenue Code of 1986, as amended.

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EXECUTIVE COMPENSATION
EMPLOYMENT AGREEMENTS
All NEOs of the Company serve at the discretion of the Board of Directors. The NEOs are appointed to their positions by the Board until the next annual meeting of directors or until their successors have been duly qualified and appointed. There are currently no employment agreements with any NEOs of the Company.
2022 GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant-Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jeffery A. Leonard	—	—	800,000	1,540,000	—	—	—	—	—	—	—
	2/25/2022	—	—	—	2,720	5,439	10,878	—	—	—	750,201
	2/25/2022	—	—	—	—	—	—	5,439	—	—	750,201
Richard J. Wehrle	—	—	205,000	384,375	—	—	—	—	—	—	—
	2/25/2022	—	—	—	908	1,815	3,630	—	—	—	250,343
	2/25/2022	—	—	—	—	—	—	1,815	—	—	250,343
Edward T. Rizzuti	—	—	205,000	384,375	—	—	—	—	—	—	—
	2/25/2022	—	—	—	654	1,308	2,616	—	—	—	180,412
	2/25/2022	—	—	—	—	—	—	1,308	—	—	180,412
Richard H. Raborn	—	—	280,260	525,488	—	—	—	—	—	—	—
	2/25/2022	—	—	—	726	1,452	2,904	—	—	—	200,274
	2/25/2022	—	—	—	—	—	—	1,452	—	—	200,274
Michael A. Haberman	—	—	244,800	459,000	—	—	—	—	—	—	—
	2/25/2022	—	—	—	726	1,452	2,904	—	—	—	200,274
	2/25/2022	—	—	—	—	—	—	1,452	—	—	200,274
1.Amounts shown are estimated possible payouts for fiscal 2022 under the Company’s Executive Incentive Plan. These amounts are based on the individual’s fiscal 2022 base salary and position. The maximum amounts shown are 200% of the objective target and 150% of the subjective target. Actual incentives received by the NEOs for fiscal 2022 are reported in the 2022 Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
2.These columns include information regarding PSUs awarded under the 2019 Equity Incentive Plan. The “Threshold” column represents the minimum PSUs payable when threshold performance is met (50% of PSUs are earned at threshold). If performance is below the threshold performance, no units are earned. The “Target” column represents the PSUs payable if actual performance is equal to target (100% of PSUs earned at target). The “Maximum” column represents the full payout potential under the plan if actual performance is equal to or greater than maximum (200% of PSUs are earned at maximum). For 2022 PSU grants, the PSUs vest based on equally weighted performance metrics of cumulative operating income growth and ROIC over the three-year performance period and the NEO’s continued service through December 31, 2024.
3.Represents the number of shares of restricted stock awarded to the NEO under the 2019 Equity Incentive Plan. These awards vest in one-third annual increments.
4.The amounts awarded to the NEOs represent the value of RSA and PSU awards based on the aggregate grant date fair values of the awards determined pursuant to FASB ASC 718 and, in the case of the PSUs, the probable achievement of the underlying performance goals at the time of grant. See Notes 1 and 16 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718. The grant date fair value for the RSA and PSU awards was determined to be $137.93 (which was the market price on the day of grant, February 25, 2022).

Alamo Group Inc.	43	Proxy Statement

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2022. The market value of shares or units of stock that have not vested reflects the closing stock price of $141.60 per share on December 30, 2022.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Shares, Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or other Rights that have Not Vested ($)
Name	Exercisable (#)	Unexercisable (#)

Jeffery A. Leonard	—	—	—	—	—	550(1)	77,880	—	—
	—	—	—	—	—	524(2)	74,198	1,572(6)	222,595
	—	—	—	—	—	938(3)	132,821	1,407(7)	199,231
	—	—	—	—	—	1,370(4)	193,992	2,055(8)	290,988
	—	—	—	—	—	5,439(5)	770,162	5,439(9)	770,162
	1,000	—	—	53.51	05/12/2024	—	—	—	—
Richard J. Wehrle	—	—	—	—	—	425(1)	60,180	—	—
	—	—	—	—	—	364(2)	51,542	1,092(6)	154,627
	—	—	—	—	—	662(3)	93,739	993(7)	140,609
	—	—	—	—	—	1,815(5)	257,004	1,815(9)	257,004
	2,500	—	—	53.51	05/12/2024	—	—	—	—
Edward T. Rizzuti	—	—	—	—	—	425(1)	60,180	—	—
	—	—	—	—	—	364(2)	51,542	1,092(6)	154,627
	—	—	—	—	—	662(3)	93,739	993(7)	140,609
	—	—	—	—	—	1,308(5)	185,213	1,308(9)	185,213
	4,100	—	—	52.51	08/10/2025	—	—	—	—

Alamo Group Inc.	44	Proxy Statement

EXECUTIVE COMPENSATION

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Shares, Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or other Rights that have Not Vested ($)
Name	Exercisable (#)	Unexercisable (#)

Richard H. Raborn	—	—	—	—	—	550(1)	77,880	—	—
	—	—	—	—	—	437(2)	61,879	1,311(6)	185,638
	—	—	—	—	—	790(3)	111,864	1,185(7)	167,796
	—	—	—	—	—	1,452(5)	205,603	1,452(9)	205,603
Michael A. Haberman	—	—	—	—	—	150(1)	21,240	—	—
	—	—	—	—	—	300(2)	42,480	—	—
	—	—	—	—	—	480(3)	67,968	—	—
	—	—	—	—	—	1,452(5)	205,603	1,452(9)	205,603
	700	—	—	54.24	05/11/2025	—	—	—	—
	1,000	—	—	54.87	05/09/2026	—	—	—	—
1.Remaining balance of restricted stock grant awarded in May 2019 that vests annually in four equal installments.
2.Remaining balance of restricted stock grant awarded in February 2020 that vests annually in three equal installments.
3.Restricted stock grant awarded in February 2021 that vests annually in three equal installments.
4.Restricted stock grant awarded in June 2021 that vests annually in three equal installments.
5.Restricted stock grant awarded in February 2022 that vests annually in three equal installments.
6.This amount represents PSU awards granted in 2020. The PSU award represents the right to receive a certain number of shares of the Company's common stock at the end of a three year performance period (January 1, 2020 through December 31, 2022) if certain performance targets have been achieved. The amounts reported are based on achieving the target performance goals.
7.This amount represents PSU awards granted in February 2021. The PSU award represents the right to receive a certain number of shares of the Company's common stock at the end of a three year performance period (January 1, 2021 through December 31, 2023) if certain performance targets have been achieved. The amounts reported are based on achieving the target performance goals.
8.This amount represents PSU awards granted in June 2021. The PSU award represents the right to receive a certain number of shares of the Company's common stock at the end of a three year performance period (January 1, 2021 through December 31, 2023) if certain performance targets have been achieved. The amounts reported are based on achieving the target performance goals.
9.This amount represents PSU awards granted in February 2022. The PSU award represents the right to receive a certain number of shares of the Company's common stock at the end of a three year performance period (January 1, 2022 through December 31, 2024) if certain performance targets have been achieved. The amounts reported are based on achieving the target performance goals.

Alamo Group Inc.	45	Proxy Statement

EXECUTIVE COMPENSATION
OPTION EXERCISES AND STOCK VESTED IN 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jeffery A. Leonard	1,000	62,505	2,778	347,019
Richard J. Wehrle	—	—	1,520	193,098
Edward T. Rizzuti	—	—	1,520	193,098
Richard H. Raborn	1,500	134,085	1,932	244,485
Michael A. Haberman	—	—	840	109,418
2022 PENSION BENEFITS
The following table quantifies the "deferred benefit" pension benefits expected to be paid from the SERP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Jeffery A. Leonard	SERP	11	1,227,745	—
Richard J. Wehrle	SERP	35	738,119	—
Edward T. Rizzuti(2)	SERP	7	322,903	—
Richard H. Raborn(2)	SERP	8	464,086	—
Michael A. Haberman	SERP	36	382,710	—
1.The estimated present value of accumulated benefits under the SERP is based on a discount rate of 5.05% as of December 31, 2022. The Pre-2012 Mortality Table is used for the SERP calculation projected to 2022 for the participants. Participants are assumed to retire at the latest of current age and the plan’s earliest retirement date (age 65) with unreduced benefits. No pre-retirement mortality, retirement, or terminating has been assumed for the present value factors.
2.As of the end of the measurement period (December 31, 2022), Messrs. Raborn and Rizzuti are not yet vested in the SERP, and have no benefit payable under the SERP.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
This section describes the benefits and payments to which each NEO would have been entitled under the Company’s existing plans and arrangements if his employment had terminated or if the Company had undergone a change in control, in each case, on December 31, 2022. For purposes of valuing any outstanding equity awards, we have assumed a per share value of $141.60, the closing market price of the Company’s common stock on December 30, 2022.
Prior to the effective date of the SERP on January 3, 2011, the applicable NEOs were not entitled to cash severance payments upon any termination of employment or upon a change in control of the Company. Upon termination, the NEOs receive health and welfare benefits under COBRA that are generally available to all U.S.-based employees who participate in our health benefit plans and accrued vacation pay. There are no special or enhanced termination benefits under the Company’s equity plans for the NEOs

Alamo Group Inc.	46	Proxy Statement

EXECUTIVE COMPENSATION
as compared to non-named executive officer participants. For information with respect to potential payments under the SERP, see "SERP" below.
Change in Control Agreements
We have entered into change in control agreements with our NEOs and certain of our other senior executive officers. Generally, each of the NEOs is entitled to receive, upon termination of employment within six months preceding or twenty-four months after a change in control of our Company (unless such termination is because of death, disability, for cause, or by the officer other than for "good reason," as defined in the change in control agreements): (a) a lump sum severance payment equal to (i) the NEO's annual base salary in effect immediately prior to the change in control or the date of the executive's termination (whichever is greater) plus (ii) an amount equal to the executive’s target bonus opportunity for the calendar year in which the change in control or the date of the executive's termination occurs (whichever is greater) multiplied by a severance factor which varies by executive position as described in the Compensation Discussion and Analysis; (b) acceleration of vesting of all time-based equity awards including RSAs and stock options that vest ratably over time; and (c) reimbursement of health care insurance costs for a period of eighteen (18) months following the executive's termination of employment, if COBRA is elected by the executive under the Company's group health plan. The events that trigger a change in control under these agreements include: (i) the acquisition of 50% or more of our outstanding common stock by certain persons, (ii) certain changes in the membership of our Board of Directors, (iii) certain mergers or consolidations, and (iv) a sale or transfer of all or substantially all of our assets. The receipt of any and all severance payments pursuant to the change in control agreements in place with each of our NEOs is expressly conditioned on each executive's execution (and non-revocation) of a release of claims agreement. The change in control agreements do not apply to performance-based equity awards including our PSU awards.
POTENTIAL PAYMENTS UPON AN INVOLUNTARY TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Health Benefits ($)(4)	Aggregate Payments ($)

Jeffery A. Leonard	4,800,000	2,052,615	11,663	6,864,278
Richard J. Wehrle	922,500	795,643	9,518	1,727,661
Edward T. Rizzuti	922,500	700,161	18,197	1,640,858
Richard H. Raborn	1,494,720	822,577	—	2,317,297
Michael A. Haberman	1,305,600	405,140	11,663	1,722,403
1.An involuntary termination means termination of the NEO's employment following a change in control (1) by the Company other than for “cause,” or (2) by the Named Executive Officer for “good reason.” Under the terms of the Change in Control Agreement, if the payments and benefits to a NEO under the Change in Control Agreement or another plan, arrangement or agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the NEO receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the Change in Control Agreement.
2.Amounts reported in this column represent the sum of (i) the NEO's base salary multiplied by a severance factor, which for Mr. Leonard is 3, for Messrs. Raborn and Haberman is 2, and for Messrs. Wehrle and Rizzuti is 1.5 (the "Severance Factor"), and (ii) the NEO's target annual cash incentive opportunity (for the year in which termination or change in control occurs) multiplied by the applicable Severance Factor.
3.Represents the value of equity awards that would become vested upon an involuntary termination of employment within two years following a change in control. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $141.60 on December 30, 2022.
4.Represents the estimated value of continued health care benefits that all NEOs would be entitled to receive upon an involuntary termination of employment under the Change in Control Agreement.

Alamo Group Inc.	47	Proxy Statement

EXECUTIVE COMPENSATION
A detailed list of the equity awards held by each NEO as of December 31, 2022 is set forth in the “Outstanding Equity Awards at 2022 Fiscal Year-End” table above. The NEOs do not hold any equity awards other than the stock options and the equity awards listed in the table. Other than as provided in the following sentence, each NEO may exercise only vested options within 30 days of termination of employment (not for cause), 30 days of retirement, or one year of death. If the NEO is at least 62 years of age and has at least five years of service with the Company, the options become fully vested and may be exercised upon termination of the NEO’s employment (not for cause), retirement or death in accordance with their terms.
The Company's outstanding RSAs provide that if a NEO ceases to be a service provider for any reason before the RSAs have vested, the NEO's right to the shares of restricted stock will be cancelled. In accordance with the terms of the change in control agreements entered into between the Company and each of our NEOs, accelerated vesting of RSAs held by each NEO will occur on a double-trigger basis and only in the event that a NEO's employment is terminated within six months preceding or twenty-four months after a change in control of our Company (unless such termination is because of death, disability, for cause, or by the officer other than for "good reason," as defined in the change in control agreements).
The Company's outstanding PSU awards provide that if a NEO ceases to be a service provider for any reason before the awards have vested, the NEO's right to any PSU shares will be forfeited. In the event that a change in control occurs during the applicable PSU Performance Period, a portion of the unvested PSU will vest on the date of such change in control in a pro rata amount calculated by multiplying the amount of the award (which amount will be determined by the Compensation Committee in its reasonable discretion based on the Company’s expected performance or, if such amount cannot be reasonably determined by the Compensation Committee, then the target award amount) by a fraction, the numerator of which equals the number of days that the award recipient was a Company employee during the Performance Period up to the date of the change of control and the denominator of which equals the total number of days in the Performance Period.
The following chart shows the value of RSAs and PSUs (assuming target payout) that would have become vested or forfeited for a termination of employment as of December 31, 2022. For this purpose, RSAs and PSUs were valued at our closing stock price as of December 30, 2022.

	Termination For Cause	Death or Disability		Change in Control	Any Other Involuntary/Voluntary Termination Without Cause
Name	Forfeit ($)	Vesting ($)	Forfeit ($)	Immediate Vesting ($)	Vesting ($)	Forfeit ($)

Jeffery A. Leonard	2,732,030	1,974,735	757,295	803,562	—	2,732,030
Richard J. Wehrle	1,014,706	735,463	279,242	333,178	—	1,014,706
Edward T. Rizzuti	871,123	639,981	231,142	309,487	—	871,123
Richard H. Raborn	1,016,263	744,697	271,566	365,351	—	1,016,263
Michael A. Haberman	542,894	383,900	158,994	67,849	—	542,894

Alamo Group Inc.	48	Proxy Statement

EXECUTIVE COMPENSATION
SERP
The SERP is intended to provide a benefit from the Company upon retirement, death or disability, or a change in control of the Company. Accordingly, the SERP obligates the Company to pay to a participant a Retirement Benefit (as defined in the SERP) upon the occurrence of certain payment events to the extent a participant has a vested right thereto. The Retirement Benefit for NEOs is based on 20% of the final three year average salary of each participant based on the participant's last year of service at the time of his retirement from the Company. A participant’s right to their Retirement Benefit becomes vested upon 10 years of Credited Service (as defined in the SERP) or a change in control of the Company. In the event of the participant’s death or a change in control, the participant’s vested Retirement Benefit will be paid in a lump sum to the participant or his estate, as applicable, within 90 days after the participant’s death or a change in control, as applicable. In the event the participant is entitled to a benefit from the SERP due to disability, retirement or other termination of employment, the benefit will be paid in monthly installments over a period of fifteen years.
The following chart shows the potential payouts under the SERP as of December 31, 2022.

	Termination For Cause	Death or Disability(1)		Change in Control	Any Other Involuntary/Voluntary Termination Without Cause(1)
Name	Forfeit ($)	Vesting ($)	Forfeit ($)	Immediate Vesting ($)	Vesting ($)	Forfeit ($)

Jeffery A. Leonard	1,227,745	1,227,745	—	1,989,999	1,227,745	—
Richard J. Wehrle	738,119	738,119	—	1,041,999	738,119	—
Edward T. Rizzuti	322,903	—	322,903	844,111	—	322,903
Richard H. Raborn	464,086	—	464,086	1,009,127	—	464,086
Michael A. Haberman	382,710	382,710	—	566,000	382,710	—
1.Death or disability and any other voluntary or involuntary termination values include the present value of accumulated benefits to be paid out in monthly installments over a period of 15 years.
CEO PAY RATIO DISCLOSURE
In accordance with Item 402(u) of Regulation S-K passed as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”), we have calculated the ratio of annual total compensation of the Company’s principal executive officer, Mr. Leonard relative to the annual total compensation of our median employee (the "CEO Pay Ratio").
In performing our pay ratio analysis, our date of determination was December 31, 2022. We collected compensation information concerning all of our approximately 4,200 employees as of December 31, 2022. We did not include approximately 16 employees who were employed with our Fieldquip business in Australia. We annualized the cash compensation values of all full-time and part-time employees who were only employed for a portion of the year (but did not adjust any part-time or seasonal employees to a full-time equivalent). While no cost of living adjustments were used to adjust compensation figures, we were required to translate currencies as of the relevant date of determination for those employees who were employed with our subsidiary companies located

Alamo Group Inc.	49	Proxy Statement

EXECUTIVE COMPENSATION
outside the United States. After we identified the median employee, we calculated the median employee's compensation in accordance with the rules applicable to the Summary Compensation Table.
For purposes of our pay ratio analysis, Mr. Leonard's annual total compensation was determined to be $3,131,548.
Our compensation review process yielded the following results:
■2022 Median Employee total annual compensation $43,771
■Mr. Leonard (CEO) total annual compensation for 2022 $3,131,548
■Ratio of CEO to Median Employee Compensation 72:1
We believe the above results are indicative of the equitable and competitive compensation practices that we have implemented across our organization. As previously discussed, our executive compensation program is designed to retain and motivate talented and experienced executives who can materially improve the Company’s long-term value. However, we recognize that our continued success is also highly dependent upon the retention of experienced, motivated and loyal employees at all levels of our organization, and we continually review our compensation practices to ensure that we remain competitive in the employment markets where we operate while maintaining an appropriate balance between executive compensation and our overall compensation levels. In addition to annual base compensation, we provide many of our employees with other non-cash benefits including (i) savings plans, including a 401(k) savings plan for our U.S.-based employees, (ii) wellness programs and (iii) tuition reimbursement/scholarship programs.
PAY VERSUS PERFORMANCE

							Value of Initial Fixed $100 Investment Based on: (4)
Year (1)	Summary Compensation Table Total for Leonard (PEO) ($) (2)	Summary Compensation on Table Total for Robinson (PEO) ($) (2)	Compensation actually paid to Leonard (PEO) ($) (3)	Compensation actually paid to Robinson (PEO) ($) (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (3)	Total Share-holder Return ($)	S&P Industrials Index Total Return ($) (5)	Net Income ($)	Pre-tax Income ($) (6)

2022	3,131,548	N/A	3,047,616	N/A	1,083,409	1,106,669	114.36	127.15	101,928,308	134,309,914
2021	2,816,259	3,577,356	2,588,461	2,113,987	966,572	981,069	118.24	134.52	80,244,876	109,497,732
2020	N/A (7)	3,104,939	N/A (7)	3,117,996	984,988	1,023,095	110.41	111.06	57,804,451	79,757,278
1.The Principal Executive Officer (“PEO”) and NEOs for the applicable years were as follows:
–2022: Jeffery A. Leonard served as the PEO for the entirety of 2022. The Company's other NEOs for 2022 were: Richard J. Wehrle; Edward T. Rizzuti; Richard H. Raborn; and Michael A. Haberman.
–2021: Jeffery A. Leonard served as the PEO from May 31, 2021 through December 31, 2021 and Ronald A. Robinson served as the PEO prior to Mr. Leonard’s May 31, 2021 appointment. The Company’s other NEOs for 2021 were: Richard J. Wehrle; Edward T. Rizzuti; Dan E. Malone; Richard H. Raborn; and Michael A. Haberman.
–2020: Ronald A. Robinson served as the PEO for the entirety of 2020. The Company’s other NEOs for 2020 were: Jeffery A. Leonard; Edward T. Rizzuti; Dan E. Malone; and Richard H. Raborn.
2.Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in which the NEO served as PEO in the case of Messrs. Leonard and Robinson and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs for the applicable year other than the individual serving as PEO for all or a portion of such years.
3.To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Messrs. Leonard and Robinson and for the average of the other NEOs is set forth following the footnotes to this table.
4.Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.

Alamo Group Inc.	50	Proxy Statement

EXECUTIVE COMPENSATION
5.Copyright© 2023 Standard & Poor's, a division of S&P Global. All rights reserved.
6.As noted in the CD&A, for 2022, pre-tax income continues to be viewed as a core driver of the Company’s performance and compensation actually paid to the Company's NEOs, accordingly, pre-tax income is calculated as follows: Income earned before income taxes.
7.Mr. Leonard’s compensation for 2020 is included in the average NEO compensation amount since he was an NEO for 2020 but did not serve as PEO for any portion of 2020.

Year	Summary Compensation Table Total ($) (a)	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans ($) (b)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($) (c)	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($) (d)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($) (e)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($) (f)	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($) (g)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($) (h)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($) (i)	Plus Dollar Value of any Dividends or Earnings Paid on Awards in the Applicable Fiscal Year Prior to the Vesting Date ($) (j)	Equals Compensation Actually Paid ($)

	Leonard
2022	3,131,548	(21,240)	—	(1,500,402)	1,540,325	(46,961)	—	(61,847)	—	6,193	3,047,616
2021	2,816,259	(342,199)	85,770	(1,081,830)	1,019,074	39,412	—	48,776	—	3,199	2,588,461
2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Robinson
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	3,577,356	—	—	(2,351,754)	470,682	60,447	—	348,740	—	8,516	2,113,987
2020	3,104,939	(211,109)	—	(1,500,114)	1,806,869	201,500	—	(297,823)	—	13,734	3,117,996
	Other NEOs (Average) (k)
2022	1,083,409	—	55,930	(415,652)	426,712	(17,124)	—	(28,828)	—	2,222	1,106,669
2021	966,572	(70,672)	39,141	(282,985)	266,337	26,204	—	34,615	—	1,857	981,069
2020	984,988	(160,625)	62,041	(200,142)	349,497	35,883	—	(51,012)	—	2,465	1,023,095
a.Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.
b.Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.
c.Represents the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
d.Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
e.Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
f.Represents the change in fair value during the indicated fiscal year of each stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
g.Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
h.Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
i.Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
j.Represents cash dividends paid on stock awards during the applicable year that are not otherwise reflected as compensation for the applicable year.
k.See footnote 1 above for the NEOs included in the average for each year.

Alamo Group Inc.	51	Proxy Statement

EXECUTIVE COMPENSATION
Relationship Between Pay and Performance
We believe the compensation actually paid to our NEOs in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee's emphasis on pay-for-performance, as the compensation actually paid fluctuated year-over-year primarily due to our PEO and other NEOs' varying levels of achievement against pre-established performance goals under our annual Executive Incentive Plan ("EIP") and the change in the value of the NEOs' equity awards. The relationship between compensation actually paid and the Company’s performance is further discussed below:
Relationship Between Compensation Actually Paid to the PEO and Average Other NEOs and the Company's Cumulative Total Stockholder Return
Our PEO's and other NEOs' compensation actually paid is not tied directly to the Company's total stockholder return ("TSR"), but it is expected that stockholder returns will generally correlate with the growth and profitability metrics that have been selected for the incentive program applicable to our NEOs and will impact the value of the equity awards granted to our NEOs. As calculated in accordance with the SEC disclosure rules, the compensation actually paid to our PEO was $3,117,996 for 2020, primarily driven by our EIP and stock price performance. During 2020, the Company’s TSR, measured assuming a $100 investment in the Company’s stock as of December 31, 2019, increased by approximately 10% to $110.41. Since December 31, 2020, our TSR, measured assuming a $100 investment in the Company’s common stock as of December 31, 2019, further increased to $114.36 as of December 31, 2022. The compensation actually paid to the PEO for 2022 was $3,047,616 and remained relatively consistent with the 2020 compensation actually paid to our PEO. Even though our TSR increased as compared to the 2020 TSR, due to the pay mix held by our then-serving PEO in 2020, which reflected a number of years of CEO-sized equity grants, as compared to the compensation of Mr. Leonard in 2022, which reflected his historical compensation levels as an EVP prior to his promotion, the 2022 PEO compensation actually paid was slightly less impacted by changes in TSR. The average compensation actually paid for our other NEOs was generally aligned with our TSR performance over the 2020-2022 period, with the average compensation actually paid for 2020 equal to $1,023,095 and increasing 8% to $1,106,669 as of December 31, 2022, as compared to a 14% TSR increase over the same period.
Relationship Between Compensation Actually Paid to the PEO and Average Other NEOs and the Company's Net Income and Pre-Tax Income
While pre-tax income is a significant component of our compensation program through its use in the EIP, our pre-tax income and, similarly, net income performance has less of an impact on our compensation actually paid due to the lower weighting of EIP in our overall compensation program as compared to equity awards. Accordingly, while our pre-tax income and net income increased by 68% and 76%, respectively, from 2020 to 2022, our PEO compensation actually paid slightly declined and the average compensation actually paid for the other NEOs increased by 8% over the same time period.
Relationship Between Company TSR and S&P Industrials Index
The Company's total stockholder return over the three-year period reported above as compared to the S&P Industrials Index is reflected in the chart below:

Alamo Group Inc.	52	Proxy Statement

EXECUTIVE COMPENSATION

COMPARISON OF 3 YEAR CUMULATIVE TOTAL RETURN*
Between Alamo Group Inc. and the S&P Industrials Index

$160
$140
$120
$100
$80
$60
$40
$20
$0
12/19
12/20
12/21
12/22
Alamo Group Inc.
S&P Industrials

*$100 invested on December 31, 2019 in stock or index, including reinvestment of dividends.
Fiscal year ended December 31.

Copyright© 2023 Standard & Poor's, a division of S&P Global. All rights reserved.

The following is a list of financial performance measures which in the Company's assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2022:(1)
■Pre-tax income
■Operating income growth
■Return on invested capital
■Division operating income
■Division organic revenue growth
1.Pre-tax income is a component of all of our NEOs' executive incentive plans. Operating income growth and return on invested capital are PSU metrics for all of our NEOs' long-term equity incentive compensation. Division operating income and Division organic revenue growth are components of Division leaders Messrs. Raborn's and Haberman's executive incentive plans.

Alamo Group Inc.	53	Proxy Statement

EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION DURING 2022
The following table sets forth the aggregate compensation awarded to, earned by or paid to our non-employee directors during 2022. While serving as our President and Chief Executive Officer, Mr. Leonard did not receive any additional compensation for service on the Board.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)

Roderick R. Baty	140,000	—	120,036	—	260,036
Robert P. Bauer	75,000	—	120,036	—	195,036
Eric P. Etchart	85,000	—	120,036	—	205,036
Nina C. Grooms	75,000	—	120,036	—	195,036
Tracy C. Jokinen	88,000	—	120,036	—	208,036
Richard W. Parod	85,000	—	120,036	—	205,036
Ronald A. Robinson	75,000	—	120,036	—	195,036
Lorie L. Tekorius	75,000	—	120,036	—	195,036
1.Beginning in May 2021, the Company pays directors who are not employees of the Company a $75,000 retainer per year. The Chair of the Board receives an additional $65,000 annual retainer (for any independent director who serves as Chair), the chair of the Audit Committee receives an additional $13,000 annual retainer, the chair of the Compensation Committee receives an additional $10,000 annual retainer, and the chair of the Nominating Corporate Governance Committee receives an additional $10,000 annual retainer. Directors are reimbursed for reasonable expenses incurred as a result of attending meetings of the Board or the Committees. The Board of Directors also receives an annual grant of stock awards.
2.As of December 31, 2022, there were no stock options granted to any of the directors or outstanding with respect to any of the directors.
3.The amounts shown in this column represent the full grant date fair value of the restricted stock awards granted in 2022 as computed in accordance with FASB ASC 718. See Notes 1 and 16 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718. The grant date fair value for the restricted stock awards was determined in accordance with FASB ASC 718 to be $113.67 (which was the market price on the day of grant, May 10, 2022). As of December 31, 2022, each non-employee director had 1,056 shares of restricted stock outstanding.

Alamo Group Inc.	54	Proxy Statement

PROPOSAL TWO
Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing stockholders with a vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission rules. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on a specific individual or item of compensation.
As described in the "Compensation Discussion and Analysis" section of this Proxy Statement, we believe in pay for performance. Accordingly, the goal of our executive compensation program is to motivate and retain highly-talented executives who are critical to the success of our Company and to enhance the Company’s performance by providing compensation to key managers who have the ability by the nature of their positions to significantly affect the operational effectiveness and financial performance of the Company or one of its subsidiaries. The program is intended to align management and stockholder objectives and provide the opportunity for executives to participate in the success of the Company, with elements designed to reward both short-term and long-term success. Stockholders are encouraged to carefully review the "Compensation Discussion and Analysis" section of this Proxy Statement for a more detailed discussion of our executive compensation program. With respect to our last advisory vote on NEO compensation, which occurred at our 2022 Annual Meeting, our stockholders expressed their support by approving the non-binding advisory vote with approximately 99% of the shares cast in favor of our NEO compensation program at that time.
The vote on this proposal gives our stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our stockholders to indicate their support for the compensation of our NEOs by voting FOR the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this Proxy Statement.”
As an advisory vote, this proposal is not binding upon our Board of Directors or the Company. However, we expect that our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our CEO and other NEOs.
Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal No. 2 if you want to have your broker vote your shares on the matter.

Alamo Group Inc.	55	Proxy Statement

PROPOSAL TWO
Approval of the "say-on-pay" proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

"FOR"
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER AND NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, AND WHICH IS DESIGNATED AS PROPOSAL NO. 2 PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

Alamo Group Inc.	56	Proxy Statement

PROPOSAL THREE
Advisory Vote on Frequency of Holding an Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), companies are required to include a vote, on an advisory, non-binding basis, in their proxy solicitations at least once every six years on whether an Advisory Vote on Executive Compensation, such as is included in Proposal Two, is every one, two, or three years.
The Board of Directors recommends that we continue to hold an annual advisory vote concerning the compensation of our named executive officers. The Board believes that submitting an advisory vote on executive compensation to stockholders annually is sound governance practice that is appropriate for the Company and its stockholders at this time.
Stockholders are not voting to approve or disapprove of the Board's recommendation. Instead the proxy card provides stockholders with three choices with respect to this proposal: every one year, every two years, or every three years. Stockholders may also abstain from voting on the proposal. For the reasons discussed above, we are asking our stockholders to vote for a ONE YEAR frequency when voting in response to the following resolution at the Annual Meeting:
“RESOLVED, that the option of once every (1) one year, (2) two years or (3) three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the Company's named executive officers, as disclosed pursuant to the
Securities and Exchange Commission’s compensation disclosure rules (which disclosure includes the Compensation
Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”
As an advisory vote, this proposal is not binding upon our Board of Directors or the Company. Our Board could, if it concluded it was in the best interest to do so, choose not to follow or implement the outcome of the advisory vote. We expect, however, that our Board of Directors will consider the outcome of the vote when determining how often to hold a stockholder advisory vote on executive compensation.
Under the rules of the New York Stock Exchange, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want to have your broker vote your shares on the matter.

Alamo Group Inc.	57	Proxy Statement

PROPOSAL THREE

"FOR"
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR," ON AN ADVISORY BASIS, ONCE ANNUALLY AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT, AND WHICH IS DESIGNATED AS PROPOSAL NO. 3 PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

Alamo Group Inc.	58	Proxy Statement

PROPOSAL FOUR
Ratification of Appointment of Independent Auditors

The Audit Committee of the Board of Directors desires to engage the services of KPMG LLP for the fiscal year ending December 31, 2023. The Audit Committee has appointed KPMG LLP to audit the financial statements of the Company for fiscal 2023 and report on those financial statements. Stockholders are being asked to vote FOR the ratification of the appointment. If stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its appointment.
FEES INCURRED BY THE COMPANY FOR KPMG LLP
The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal 2022 and 2021.

	2022	2021

Audit Fees(1)	$2,458,000	$2,382,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	918,000	1,094,000
All Other Fees(4)	—	—
Total	$3,376,000	$3,476,000
1.Both 2022 and 2021 Audit Fees include: (i) the audit of our consolidated financial statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to SEC and other regulatory filings; and (iv) the audit of management’s reports on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 (Section 404).
2.Audit-Related Fees in 2022 and 2021 include fees related to acquisitions and advisory services.
3.Tax Fees in 2022 and 2021 include tax compliance, tax planning and tax advice.  Tax compliance, tax planning and tax advice services include the review of U.S. federal, state and local income tax returns, tax advice regarding R&D tax credits as well as tax review and advice on international taxes.
4.Other than as described in this proxy statement, there were no other professional services rendered in 2022 or 2021.
AUDIT COMMITTEE'S PREAPPROVAL POLICY AND PROCEDURES
Our Audit Committee has adopted policies and procedures for the preapproval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors. These policies and procedures are reviewed at least annually. We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s preapproval policies and procedures. On an annual basis, the Audit Committee may preapprove services that are expected to be provided to the Company by the independent auditors during the following twelve months.

Alamo Group Inc.	59	Proxy Statement

PROPOSAL FOUR
The Audit Committee may also preapprove particular services on a case-by-case basis. In assessing requests for services by the independent auditors, the Audit Committee considers whether such services are consistent with the auditor's independence, whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company's ability to manage or control risk or improve audit quality.
Representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions concerning the fiscal year ended December 31, 2022 and make a statement should they so desire.
Vote required. This recommendation must be approved by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. All proxies will be voted “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent auditor unless a contrary choice is indicated.

"FOR"
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2023, WHICH IS DESIGNATED AS PROPOSAL NO. 4. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
Proposals from stockholders intended to be presented at the 2024 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, must be received in writing by the Company at its principal executive offices not later than December 2, 2023. The Company's principal executive offices are located at 1627 East Walnut Street, Seguin, Texas 78155. Please direct all such proposals to the attention of the Company's Secretary.
Stockholders intending to present a proposal at the 2024 Annual Meeting, but not to include the proposal in our proxy statement or to nominate a person as a director, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that such proposal must be submitted in writing to the Secretary of the Company at our principal executive offices no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2024 Annual Meeting no earlier than January 5, 2024 and no later than February 4, 2024. The notice must contain the information required by the Bylaws, a copy of which is available upon request to the Company's Secretary, in addition to any other information required by Rule 14a-19 under the Exchange Act..
The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders.  The Committee’s Policy Regarding Director Candidates Recommended by Stockholders, the Company’s Corporate Governance Guidelines (including our standards of director independence), the charters of our Board Committees, and the Company’s Code of Business Conduct and Ethics are on our website www.alamo-group.com under the “Our Commitment” tab and are available in print at no charge to any stockholder who requests them by writing to Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

Alamo Group Inc.	60	Proxy Statement

PROPOSAL FOUR
Any stockholder of the Company who complies with the notice procedures set forth below and is a stockholder of record at the time such notice is delivered to the Company may make a director recommendation for consideration by the Nominating/Corporate Governance Committee. A stockholder may make recommendations at any time, but recommendations for consideration of a nominee at the Annual Meeting of Stockholders must be received not less than 120 days before the first anniversary of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting. Therefore, to submit a candidate for consideration for nomination at the 2024 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by December 2, 2023. The written notice must demonstrate that it is being submitted by a stockholder of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the stockholder must provide confirmation of each candidate’s consent to serve as a director. A stockholder must send recommendations to the Nominating/Corporate Governance Committee, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.
PROXY SOLICITATION
The cost of soliciting proxies by the Board of Directors will be borne by the Company. Proxies may be solicited through the mail and through telephonic communications or meetings with stockholders or their representatives by directors, officers and other employees of the Company who will not receive special compensation for these services.
The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “anticipate,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, which could cause actual results to vary materially from those indicated or anticipated. These and other risks, assumptions and uncertainties are described in the Company's 2022 Annual Report and in other documents that we may file or furnish with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and we expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this Proxy Statement, whether as a result of new information, future events, changes in assumptions or otherwise.

Alamo Group Inc.	61	Proxy Statement

PROPOSAL FOUR
OTHER MATTERS
No business other than the matters set forth in this Proxy Statement is expected to come before the Annual Meeting, but should any other matters requiring a vote of stockholders arise, including a question of adjourning the Annual Meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of the Company. If any of the nominees for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his/her place in what they consider the best interests of the Company.
The Company is enclosing with this proxy a copy of the Company's Annual Report on Form 10-K including financial statements and schedules thereto filed with the SEC for the year ended December 31, 2022. Any request for exhibits should be in writing addressed to Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.
By Order of the Board of Directors,
Edward T. Rizzuti
Secretary
March 14, 2023

Alamo Group Inc.	62	Proxy Statement

Appendix I

ALAMO GROUP INC. NON-GAAP FINANCIAL MEASURES RECONCILIATION
The non-GAAP financial information presented in this Proxy Statement, including the EBITDA information, should be considered supplemental to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company has provided this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance which management considers in operating the business.
EBITDA

	Twelve Months Ended
	December 31, 2022	December 31, 2021

Income from operations	$148,592	$116,938
Depreciation	31,412	29,842
Amortization	15,944	15,304
EBITDA	$195,948	$162,084

Alamo Group Inc.	63	Proxy Statement

ALAMO GROUP INC.
ATTN: EDWARD T. RIZZUTI
1627 EAST WALNUT STREET
SEGUIN, TX 78155

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to **www.virtualshareholdermeeting.com/ALG2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Proposal FOR election of directors

Nominees

	For	Against	Abstain
1a. Roderick R. Baty	☐	☐	☐
1b. Robert P. Bauer	☐	☐	☐
1c. Eric P. Etchart	☐	☐	☐
1d. Nina C. Grooms	☐	☐	☐
1e. Tracy C. Jokinen	☐	☐	☐
1f. Jeffery A. Leonard	☐	☐	☐
1g. Richard W. Parod	☐	☐	☐
1h. Lorie L. Tekorius	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Proposal FOR approval of the advisory vote on the compensation of the named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3. Proposal FOR approval, on an advisory basis, of annually as the frequency with which to hold an advisory vote concerning the compensation of the named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. Proposal FOR ratification of the appointment of KPMG LLP as the Company's Independent Auditors for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: In their discretion, act upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000588484_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

ALAMO GROUP INC.
Proxy for 2023 Annual Meeting of Stockholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffery A. Leonard and Edward T. Rizzuti or any one of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Alamo Group Inc., to be held on Thursday, May 4, 2023 at 9:00 a.m., Central Daylight Time, via live webcast at www.virtualshareholdermeeting.com/ALG2023, on the following matters and in their discretion on any other matters which may come before the Meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated March 14, 2023 is acknowledged.

This proxy will be voted as directed. In the absence of such direction, the proxy will be voted "FOR" the nominees listed in Proposal 1, "FOR" the proposals set forth in Proposals 2 and 4 and "1 YEAR" on Proposal 3.

Continued and to be signed on the reverse side

0000588484_2 R1.0.0.6